Execution Version
TERM LOAN CUSIP: 24001QAM3

$150,000,000 TERM LOAN AGREEMENT

by and among

THE DAYTON POWER & LIGHT COMPANY
d/b/a AES Ohio

THE LENDERS PARTY HERETO

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

PNC CAPITAL MARKETS LLC, as Bookrunner and Joint Lead Arranger

and

U.S. BANK NATIONAL ASSOCIATION, as Syndication Agent and Joint Lead Arranger

Dated as of August 14, 2024

Page

1.1    Certain Definitions    1
1.2    Construction    22
1.3    Accounting Principles    23
1.4    Term SOFR Notification    23
2.    RESERVED    24
3.    TERM LOAN    24
3.1    Term Loan Commitments    24
3.2    Nature of Lenders’ Obligations with Respect to Term Loan; Repayment Terms.    24
3.3    Use of Proceeds    24
3.4    Defaulting Lenders    24
3.5    Interest Rate Elections; Conversions and Renewals    25
4.    INTEREST RATES    25
4.1    Interest Rate Options    25
4.2    Interest Periods    26
4.3    Interest After Default    26
4.4    Term SOFR Rate Unascertainable; Increased Costs; Illegality; Benchmark Replacement Setting.    27
4.5    Selection of Interest Rate Options    33
5.    PAYMENTS; Taxes; Yield maintenance    33
5.1    Payments    33
5.2    Pro Rata Treatment of Lenders    33
5.3    Sharing of Payments by Lenders    33
5.4    Presumptions by Administrative Agent    34
5.5    Interest Payment Dates    34
5.6    Voluntary Prepayments.    35
5.7    Mandatory Prepayments.    35
5.8    Increased Costs.    35
5.9    Taxes.    36
5.10    Indemnity    40

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(continued)
Page

5.11    reserved    41
5.12    reserved    41
5.13    Replacement of a Lender    41
5.14    Designation of a Different Lending Office    42
6.    REPRESENTATIONS AND WARRANTIES    42
6.1    Representations and Warranties    42
7.    CONDITIONS OF LENDING    47
7.1    Conditions Precedent to Effectiveness of this Agreement.    47
8.    COVENANTS    48
8.1    Affirmative Covenants    48
8.2    Negative Covenants    50
8.3    Reporting Requirements    55
8.4    Other Additional Information    57
9.    DEFAULT    57
9.1    Events of Default    57
9.2    Consequences of Event of Default.    59
10.    THE ADMINISTRATIVE AGENT    60
10.1    Appointment and Authority    60
10.2    Rights as a Lender    60
10.3    Exculpatory Provisions    61
10.4    Reliance by Administrative Agent    62
10.5    Delegation of Duties    62
10.6    Resignation of Administrative Agent    62
10.7    Non-Reliance on Administrative Agent and Other Lenders    63
10.8    No Other Duties, etc    63
10.9    Administrative Agent’s Fee    63
10.10    No Reliance on Administrative Agent’s Customer Identification Program    63
11.    MISCELLANEOUS    66
11.1    Modifications, Amendments or Waivers    66

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(continued)
Page

11.2    No Implied Waivers; Cumulative Remedies    67
11.3    Expenses; Indemnity; Damage Waiver.    67
11.4    Holidays    68
11.5    Notices; Effectiveness; Electronic Communication.    68
11.6    Severability    69
11.7    Duration; Survival    69
11.8    Successors and Assigns.    70
11.9    Confidentiality.    73
11.10    Counterparts; Integration; Effectiveness.    74
11.11    CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.    74
11.12    USA Patriot Act Notice    75
11.13    Certain ERISA Matters.    76
11.14    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    77
11.15    No Advisory or Fiduciary Responsibility.    77

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LIST OF SCHEDULES AND EXHIBITS

SCHEDULES
SCHEDULE 1.1(B) -	COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
SCHEDULE 6.1(a) -	QUALIFICATIONS TO DO BUSINESS
SCHEDULE 6.1(b) -	SUBSIDIARIES
SCHEDULE 6.1(e) -	LITIGATION
SCHEDULE 6.1(n) -	ENVIRONMENTAL DISCLOSURES
SCHEDULE 7.1(a) -	OPINION OF COUNSEL
SCHEDULE 8.2(p) -	EXISTING INVESTMENTS
EXHIBITS
EXHIBIT A	ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT B	TERM LOAN NOTE
EXHIBIT C	INTEREST RATE ELECTION
EXHIBIT D-1	U.S. TAX COMPLIANCE CERTIFICATE
EXHIBIT D-2	U.S. TAX COMPLIANCE CERTIFICATE
EXHIBIT D-3	U.S. TAX COMPLIANCE CERTIFICATE
EXHIBIT D-4	U.S. TAX COMPLIANCE CERTIFICATE
EXHIBIT 8.3	QUARTERLY COMPLIANCE CERTIFICATE
- iv -

TERM LOAN AGREEMENT
THIS TERM LOAN AGREEMENT (as hereafter amended, the “Agreement”) is dated as of August 14, 2024, and is made by and among THE DAYTON POWER & LIGHT COMPANY, an Ohio corporation doing business as AES Ohio (the “Borrower” or “DP&L”), the LENDERS (as hereinafter defined), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under this Agreement (hereinafter referred to in such capacity as the “Administrative Agent”) PNC CAPITAL MARKETS LLC, as Bookrunner and Joint Lead Arranger (hereinafter referred to in such capacity as the “Joint Lead Arranger”), and U.S. BANK NATIONAL ASSOCIATION, as Syndication Agent (hereinafter referred to in such capacity as the “Joint Lead Arranger” and “Syndication Agent”).
WHEREAS, the Borrower has requested the Lenders and the Administrative Agent to provide a $150,000,000 term loan facility to the Borrower.
NOW THEREFORE, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree as follows in this Agreement.
1.CERTAIN DEFINITIONS
1.1Certain Definitions. In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:
“Acquisition” shall mean any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation, partnership or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.
“Administrative Agent” shall mean PNC Bank, National Association, and its successors and assigns, in its capacity as administrative agent hereunder.
“Administrative Agent’s Fee” shall have the meaning specified in Section 10.9 [Administrative Agent’s Fee].
“Administrative Agent’s Letter” shall have the meaning specified in Section 10.9 [Administrative Agent’s Fee].

“Administrative Questionnaire” shall mean an administrative questionnaire in a form supplied by the Administrative Agent.
“AES” shall mean The AES Corporation, a Delaware corporation.
“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 10% or more of any common equity interests of such Person, or (iii) 10% or more of any common equity interests of which is beneficially owned or held, directly or indirectly, by such Person.
“Anti-Corruption Laws” shall mean (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended, (b) the U.K. Bribery Act 2010, as amended, and (c) any other applicable Law relating to anti-bribery or anti-corruption in any jurisdiction in which the Borrower or any of its Subsidiaries conduct business.
“Anti-Money Laundering Laws” shall mean (a) the Bank Secrecy Act and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001; (b) the U.K. Proceeds of Crime Act 2002, the Money Laundering Regulations 2017, as amended and the Terrorist Asset-Freezing etc. Act 2010; and (c) any other applicable Law relating to anti-money laundering and countering the financing of terrorism in any jurisdiction in which the Borrower or any of its Subsidiaries is located or doing business.
“Applicable Margin” shall mean 0% with respect to the portion of the Loan to which a Base Rate Option applies, and 1.05% with respect to the portion of the Loan to which a Term SOFR Rate Option applies.
“Approved Fund” shall mean any fund that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Assumption Agreement” shall mean an assignment and assumption agreement entered into by a Lender and an assignee permitted under Section 11.8 [Successors and Assigns], in substantially the form of Exhibit A.
“Authorized Officer” shall mean, with respect to the Borrower, the Chairman, the President and Chief Executive Officer, any Vice President, the Chief Financial Officer, the Controller, the Treasurer, the Assistant Treasurer, the General Counsel and Secretary, or such other individuals, designated by written notice to the Administrative Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of the Borrower required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.
“Bail-In Action” shall mean the exercise of any Write-down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Base Rate” shall mean, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Overnight Bank Funding Rate, plus 0.5%, (ii) the Prime Rate, and (iii) the Daily Simple SOFR, plus 1.00%, so long as Daily Simple SOFR is offered, ascertainable and not unlawful; provided, however, if the Base Rate as determined above would be less than zero, then such rate shall be deemed to be zero. Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs. Notwithstanding anything to the contrary contained herein, in the case of any event specified in Section 4.4(a) [Unascertainable; Increased Costs] or Section 4.4(b) [Illegality], to the extent any such determination affects the calculation of Base Rate, the definition hereof shall be calculated without reference to clause (iii) until the circumstances giving rise to such event no longer exist.
“Base Rate Option” shall mean the option of the Borrower to have the Loan or a portion thereof bear interest at the rate and under the terms specified in Section 4.1(a)(i) [Term Loan Base Rate Option].
“Benchmark Replacement” shall have the meaning specified in Section 4.4(d) [Benchmark Replacement Setting].
“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Blocked Property” shall mean any property: (a) owned, directly or indirectly, by a Sanctioned Person; (b) due to or from a Sanctioned Person; (c) in which a Sanctioned Person otherwise holds any interest; (d) located in a Sanctioned Jurisdiction; or (e) that otherwise would cause a violation by the Lenders or Administrative Agent of any applicable International Trade

Law if the Lenders or Administrative Agent were to obtain an encumbrance on, lien on, pledge of, or security interest in such property, or provide services in consideration of such property.
“Borrower” has the meaning assigned in the first paragraph of this Agreement.
“Borrowing Date” shall mean, with respect to the Loan, the date of the making, renewal or conversion thereof, which shall be a Business Day.
“Borrowing Tranche” shall mean specified portions of the Loan outstanding as follows: (a) any portion of the Loan to which a Term SOFR Rate Option applies and which have the same Interest Period shall constitute one Borrowing Tranche, and (b) any portion of the Loan to which a Base Rate Option applies shall constitute one Borrowing Tranche.
“Business Day” shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed, or are in fact closed, for business in Pittsburgh, Pennsylvania (or, if otherwise, the Lending Office of the Administrative Agent); provided that, for purposes of any direct or indirect calculation or determination of, or when used in connection with any interest rate settings, fundings, disbursements, settlements, payments, or other dealings with respect to SOFR, the term “Business Day” shall mean any such day that is also a U.S. Government Securities Business Day.
“Capital Lease” shall mean, as to any Person, a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person as lessee that is, or should be, in accordance with Accounting Standards Committee - Leases. Topic 840 (formerly, the Financial Accounting Standards Board Statement No. 13), as amended from time to time, or, if such statement is not then in effect, such statement of GAAP as may be applicable, recorded as a “capital lease” on the balance sheet of the Borrower prepared in accordance with GAAP.
“Capital Trust II Indebtedness” shall mean the Borrower’s obligations in respect of any Indebtedness issued by DPL Capital Trust II.
“Cash Equivalent and Short-Term Investments” shall mean: (a) obligations of, or unconditionally guaranteed by, the United States of America; (b) obligations issued or guaranteed by any person controlled or supervised by and acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America; (c) negotiable or non-negotiable certificates of deposit and time deposits issued by any bank, trust company or national banking association, including the Administrative Agent, having total assets in excess of one (1) billion Dollars and which has combined capital, surplus and undivided profits of at least $25,000,000; (d) commercial paper of the quality rated on the date of purchase at “A-1” by S&P or “P-1” by Moody’s purchased directly or through recognized money market dealers; (e) municipal obligations the interest on which is excluded from the gross income of the owners thereof for federal tax purposes under Section 103 of the Code, if rated on the date of purchase in one of the two highest rating categories of either Moody’s or S&P; (f) any repurchase agreement secured by any one or more of the foregoing; (g) any repurchase agreement or guaranteed investment contract from a bank or insurance company rated on the date of purchase in one of the two highest rating categories of either Moody’s or S&P and secured by any one or more of the foregoing with collateral equal or greater than 102% of the principal amount originally invested valued on a weekly basis; (h) units or shares of a Qualified Regulated Investment Company which invests solely in obligations described in clause (e) above; for purposes of this clause (h) a Qualified Regulated Investment Company means a qualified regulated investment company as defined by the Internal Revenue Service including any regulated investment company (as defined in Section 851(a) of the Code) which, (i) for the taxable year, meets the requirements of Section 852(a) of the Code, (ii) has authorized and outstanding only one class of units or shares and (iii) to the extent practicable invests all of its assets in tax-exempt bonds, or the weighted average value of its assets is represented by investments in tax-exempt bonds; and (i) money market funds which funds are rated on the date of purchase in one of the two highest rating categories of either Moody’s or S&P.
“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any Law, (ii) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.
“Change of Control” shall mean:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than AES (directly or indirectly) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);
(b)    during any period of 12 consecutive months, a majority of the members (excluding vacancies) of the board of directors or other equivalent governing body of the Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or
(c)    the Parent shall cease to own (directly or indirectly) 69% of the outstanding shares of all classes of stock of the Borrower ordinarily having the right to vote at an election of directors, or any contingency shall occur that causes any class of stock of the Borrower, the shares of which are not owned by the Parent, to have the right to vote at an election of directors.
“CIP Regulations” shall have the meaning specified in Section 10.10 [No Reliance on Administrative Agent’s Customer Identification Program].
“Closing Date” shall mean August 14, 2024.
“Code” shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
“Commitment” shall mean as to any Lender the aggregate of its Term Loan Commitment and “Commitments” shall mean the aggregate of the Term Loan Commitments of all of the Lenders.
“Commodity Hedge” shall mean commodity hedge or similar hedging agreements entered into by the Borrower in the ordinary course of business and not for speculative purposes.
“Compliance Authority” shall mean (a) the United States government or any agency or political subdivision thereof, including, without limitation, the U.S. Department of State, the U.S. Department of Commerce, the U.S. Department of the Treasury and its Office of Foreign Assets Control, and the U.S. Customs and Border Protection agency; (b) the government of Canada or any agency thereof; (c) the European Union or any agency thereof; (d) the government of the United Kingdom or any agency thereof; (e) the United Nations Security Council; and (f) any other Official Body with jurisdiction to administer Anti-Corruption Laws, Anti-Money Laundering Laws or International Trade Laws with respect to the conduct of a Covered Entity.
“Compliance Certificate” shall have the meaning specified in Section 8.3(c) [Certificate of the Borrower].
“Conforming Changes” shall mean, with respect to the Term SOFR Rate or any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of the Term SOFR Rate or such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Term SOFR Rate or the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated EBITDA” shall mean, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for such period, (iii) depreciation and amortization expense for such period, (iv) other non-recurring expenses of the Borrower and its Subsidiaries reducing such Consolidated Net Income (x) which do not represent a cash item in such period or (y) which are cash items in such period that were incurred as a result of (A) the early termination of Borrower’s Capital Trust II Indebtedness or (B) termination of existing swap contracts (it being understood that cash charges described in this clause (B) will not exceed $50,000,000 in the aggregate), or (C) normal and customary out-of-pocket third party costs, expenses and fees incurred directly in connection with the refinancing of any existing Indebtedness, and (v) all other non-cash items reducing Consolidated Net Income for such period, and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits of the Borrower and its Subsidiaries for such period and (ii) all non-cash items increasing Consolidated Net Income for such period.
“Consolidated Interest Charges” shall mean, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under Capital Leases that is treated as interest in accordance with GAAP.

“Consolidated Net Income” shall mean, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income (or loss), without deduction for minority interests, of the Borrower and its Subsidiaries for that period determined in conformity with GAAP.
“Consolidated Net Worth” shall mean, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, all amounts that, in conformity with GAAP, would be included under the caption “total stockholders’ equity” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries as of such date; provided that in no event shall Consolidated Net Worth include any amounts in respect of Redeemable Stock.
“Consolidated Total Capitalization” shall mean, as of any date of determination, the sum of Consolidated Total Debt and Consolidated Net Worth and, to the extent not otherwise included, preferred stock of the Borrower that is not Redeemable Stock.
“Consolidated Total Debt” shall mean, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum (without duplication) of all Indebtedness of the Borrower and of each of its Subsidiaries (other than the Borrower’s guarantee of any debt obligation of Ohio Valley Electric Corporation, an electric generating company in which the Borrower holds a 4.9% equity interest).
“Covered Entity” shall mean the Borrower, each of Borrower’s Subsidiaries, all guarantors and all pledgors of collateral.
“Covered Transaction” shall mean the incurrence of Indebtedness by the Borrower or any of its Subsidiaries pursuant to any issuance of debt capital markets instruments or securities, the maturity date of which is on or after the Term Loan Maturity Date.
“Daily Simple SOFR” shall mean, for any day (a “SOFR Rate Day”), the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) (A) SOFR for the day (the “SOFR Determination Date”) that is 2 Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage, in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time. If Daily Simple SOFR as determined above would be less than the SOFR Floor, then Daily Simple SOFR shall be deemed to be the SOFR Floor. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Borrower, effective on the date of any such change.

“Defaulting Lender” shall mean any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of the Loan, or (ii) pay over to the Administrative Agent or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within two Business Days after request by the Administrative Agent or the Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund the Loan under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s or the Borrower’s receipt of such certification in form and substance satisfactory to the Administrative Agent or the Borrower, as the case may be, (d) has become the subject of a Bankruptcy Event, (e) has become the subject of a Bail-In Action, or (f) has failed at any time to comply with the provisions of Section 5.3 [Sharing of Payments by Lenders] with respect to purchasing participations from the other Lenders, whereby such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its Ratable Share of such payments due and payable to all of the Lenders.
As used in this definition and in Section 3.4 [Defaulting Lenders], the term “Bankruptcy Event” means, with respect to any Person, such Person or such Person’s direct or indirect parent company becoming the subject of a bankruptcy or insolvency proceeding, or having had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person’s direct or indirect parent company by an Official Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Official Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Dollar, Dollars, U. S. Dollars” and the symbol $ shall mean the lawful currency of the United States of America.
“DP&L” has the meaning specified in the preamble.
“DP&L First Mortgage Bonds” shall mean those certain First Mortgage Bonds issued pursuant to the Indenture, dated as of October 1, 1935, as amended, supplemented or otherwise modified from time to time, between DP&L and The Bank of New York Mellon (or its predecessors or successors).
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Federal Funds Rate” shall mean for any day the rate per annum based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1% announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Effective Federal Funds Rate” as of the date of this Agreement; provided that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Effective Federal Funds Rate” for such day shall be the Effective Federal Funds Rate for the last day on which such rate was announced. Notwithstanding the foregoing, if the Effective Federal Funds Rate as determined under any method above would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.
“Environmental Laws” shall mean all applicable federal, state, local, tribal, territorial and foreign Laws (including common law), constitutions, statutes, treaties, regulations, rules, ordinances and codes and any consent decrees, settlement agreements, judgments, orders, directives, policies or programs issued by or entered into with an Official Body pertaining or relating to: (i) pollution or pollution control; (ii) protection of human health from exposure to regulated substances; (iii) protection of the environment and/or natural resources; (iv) employee safety in the workplace; (v) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, packaging, sale, transport, storage, collection, distribution, disposal or release or threat of release of regulated substances; (vi) the presence of contamination; (vii) the protection of endangered or threatened species; and (viii) the protection of environmentally sensitive areas.
“Equity Interests” shall have the meaning specified in Section 6.1(b) [Subsidiaries and Owners; Investment Companies].
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
“ERISA Affiliate” shall mean, at any time, any trade or business (whether or not incorporated) under common control with the Borrower and are treated as a single employer under Section 414 of the Code.
“ERISA Event” shall mean (a) a reportable event (under Section 4043 of ERISA and regulations thereunder) with respect to a Pension Plan, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived; (b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), or in “reorganization” (within the meaning of Section 4241 of ERISA); (d) a determination that any Pension Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (e) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the imposition of any material liability under Title IV of ERISA, other than for ordinary funding obligations and PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate; (h) the occurrence of an act or omission which could give rise to the imposition on a the Borrower or an ERISA Affiliate of material fines, penalties, taxes or related charges under Chapter 43 of the Code or under Sections 406, 409, 502(c)(i) or (l), or 4071 of ERISA in respect of any Plan; or (i) the failure of any “welfare benefit plan” (as described in Section 3(1) of ERISA) sponsored or maintained by the Borrower or any ERISA Affiliate that provides insured medical benefits, to satisfy the non-discrimination requirements of Section 105 of the Code.
“ERISA Group” shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Code.
“Erroneous Payment” has the meaning assigned to it in Section 10.11(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 10.11(d).
“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 10.11(d).
“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 10.11(d).
“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 10.11(d).
“EU” shall have the meaning assigned in the definition of “Sanctioned Person”.
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” shall mean any of the events described in Section 9.1 [Events of Default] and referred to therein as an “Event of Default.”
“Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.
“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (a) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (a) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.13(b) [Replacement of a Lender]) or (b) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.9(g) [Status of Lenders], amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 5.9(g) [Status of Lenders], and (iv) any U.S. federal withholding Taxes imposed under FATCA (except to the extent imposed due to the failure of the Borrower to provide documentation or information to the IRS).
“Executive Order No. 13224” shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Facility” shall mean the Commitments of the Lenders to make the Term Loan extended under such Commitments.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Official Bodies and implementing such Sections of the Code.
“Foreign Lender” shall mean any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“FPA” shall mean the Federal Power Act, as amended, and all rules and regulations promulgated thereunder.
“GAAP” shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3 [Accounting Principles; Changes in GAAP], and applied on a consistent basis both as to classification of items and amounts.
“Government Official” shall mean any officer, employee, official, representative, or any Person acting for or on behalf of any Official Body, government-owned or government-controlled association, organization, business, or enterprise, or public international organization, any political party or official thereof and any candidate for political office.
“Guaranty” of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.
“Indebtedness” shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit agreement, (iv) obligations under any currency swap agreement, Interest Rate Hedge or Commodity Hedge, (v) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Redeemable Stock in such Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (vi) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), or (vii) any Guaranty of Indebtedness for borrowed money.
“Indemnified Taxes” shall mean (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document, and (ii) to the extent not otherwise described in the preceding clause (i), Other Taxes.
“Indemnitee” shall have the meaning specified in Section 11.3(b) [Indemnification by the Borrower].
“Information” shall mean all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any such Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower or any of its Subsidiaries, provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date of this Agreement, such information is clearly identified at the time of delivery as confidential.
“Insolvency Proceeding” shall mean, with respect to the Borrower or any Subsidiary of the Borrower, (a) a case, action or proceeding with respect to the Borrower or any Subsidiary of the Borrower (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of the Borrower or any Subsidiary of the Borrower or otherwise relating to the liquidation, dissolution, winding-up or relief of the Borrower or any Subsidiary of the Borrower other than as permitted under Section 8.2(c), or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of the Borrower’s or such Subsidiary’s creditors generally or any substantial portion of its creditors; undertaken under any Law.
“Interest Period” shall mean one month. Such Interest Period shall commence on the effective date of such Term SOFR Rate Option, which shall be (i) the Borrowing Date, or (ii) the date of renewal of or conversion to the Term SOFR Rate Option if the Borrower is renewing or converting to the Term SOFR Rate Option applicable to the outstanding Loan. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (B) the Borrower shall not select, convert to or renew an Interest Period for any portion of the Loan that would end after the Term Loan Maturity Date, and (C) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.
“Interest Rate Election” shall have the meaning set forth in Section 3.5 [Interest Rate Election].
“Interest Rate Hedge” shall mean an interest rate exchange, collar, cap, swap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or similar agreements entered into by the Borrower or its Subsidiaries in order to provide protection to, or minimize the impact upon, the Borrower or its Subsidiaries of increasing floating rates of interest applicable to Indebtedness.
“Interest Rate Option” shall mean any Term SOFR Rate Option or Base Rate Option.
“International Trade Laws” shall mean all Laws relating to economic and financial sanctions, trade embargoes, export controls, customs and anti-boycott measures.
“Investment” of a Person shall mean any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit account and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.
“Investment Grade” shall mean two of the three Rating Agencies rate the Borrower’s senior unsecured long-term Indebtedness equal to or greater than the respective level set forth below (or, if such Rating is unavailable, the Borrower’s long-term issuer credit rating accorded to it by the applicable Rating Agency):

Fitch	Moody’s	S&P
BBB-	Baa3	BBB-

“IRS” shall mean the United States Internal Revenue Service.
“Law” shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award, or any settlement arrangement, by agreement, consent or otherwise, of any Official Body, foreign or domestic.

“Lenders” shall mean the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender.
“Lending Office” shall mean, as to the Administrative Agent or any Lender, the office or offices of such Person described as such in such Lender’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Borrower and the Administrative Agent.
“Liabilities” shall mean, at any time, all liabilities of the Borrower and its Subsidiaries that would be shown on a consolidated balance sheet of the Borrower prepared in accordance with GAAP at such time.
“Lien” shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).
“LLC Division” shall mean, in the event the Borrower or any Subsidiary is a limited liability company, (a) the division of the Borrower or any Subsidiary into two or more newly formed limited liability companies (whether or not the Borrower or such Subsidiary is a surviving entity following any such division) pursuant to Section 18-217 of the Delaware Limited Liability Company Act or any similar provision under any similar act governing limited liability companies organized under the Laws of any other State or Commonwealth or of the District of Columbia, or (b) the adoption of a plan contemplating, or the filing of any certificate with any applicable Official Body that results or may result in, any such division.
“Loan” shall mean the Term Loan.
“Loan Documents” shall mean this Agreement, the Administrative Agent’s Letter, the Notes and any other instruments, certificates or documents delivered in connection herewith or therewith.
“Material Adverse Change” shall mean any set of circumstances or events which (a) has any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is material and adverse to the business, properties, assets, financial condition or results of operations of the Borrower or the Borrower and its Subsidiaries, taken as a whole, (c) impairs materially the ability of the Borrower to duly and punctually pay or perform any of the Obligations, or (d) impairs materially the ability of the Administrative Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.
“Moody’s” shall mean Moody’s Investors Service, Inc.

“Multiemployer Plan” shall mean any employee benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.
“Net Cash Proceeds” means, with respect to any Covered Transaction, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Borrower from such Covered Transaction, net of:
(a) reasonable out-of-pocket expenses and fees relating to such Covered Transaction (including, without limitation, legal, accounting and investment banking fees, brokerage commissions, sales commissions and other direct costs);
(b)taxes paid or payable in respect of such Covered Transaction after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements; and
(c)appropriate amounts to be provided by the Borrower as a reserve in accordance with GAAP, against any liabilities associated with such Covered Transaction, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Covered Transaction, but excluding any reserves with respect to Indebtedness.
“Non-Consenting Lender” shall have the meaning specified in Section 11.1 [Modifications, Amendments or Waivers].
“Notes” shall mean, collectively, the promissory notes in the form of Exhibit B evidencing the Term Loan.
“NYFRB” shall mean the Federal Reserve Bank of New York.
“Obligations” shall mean any obligation or liability of the Borrower, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this (a) Agreement, the Notes, the Administrative Agent’s Letter or any other Loan Document whether to the Administrative Agent, any of the Lenders or their Affiliates or other persons provided for under such Loan Documents, and (b) any Erroneous Payment Subrogation Rights.
“OFAC” shall have the meaning specified in Section 8.1(g).
“Official Body” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient (or an agent or affiliate thereof) and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.13 [Replacement of a Lender]).
“Overnight Bank Funding Rate” shall mean, for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. Such rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.
“Parent” shall mean DPL, Inc., an Ohio corporation.
“Participant” has the meaning specified in Section 11.8(d) [Participations].
“Payment Date” shall mean the first day of each calendar quarter after the date hereof and on the Term Loan Maturity Date or upon acceleration of the Notes.
“Payment In Full” and “Paid In Full” shall mean the indefeasible payment in full in cash of the Loan and other Obligations hereunder, termination of the Commitments.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.
“Pension Plan” shall mean any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA or Sections 412 and 430 of the Code or Section 302 of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any times during the immediately preceding five plan years.
“Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.
“Plan” shall mean at any time an employee pension benefit plan (including a “multiple employer plan” as described in Section 4064(a) of ERISA, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Sections 412 and 430 of the Code or Section 302 of ERISA and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group. For avoidance of doubt, the terms Plan, Pension Plan and Multiemployer Plan shall exclude any plan that is maintained outside the United States for the benefit of persons who are nonresidents aliens as provided under Section 4(b)(4) of ERISA.
“PNC” shall mean PNC Bank, National Association, its successors and assigns.
“Potential Default” shall mean any event or condition which with notice or passage of time, or both, would constitute an Event of Default.
“Prime Rate” shall mean the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by the Administrative Agent. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.
“Principal Office” shall mean the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.
“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“PUCO” shall mean the Public Utilities Commission of Ohio and any successor agency thereto.

“Ratable Share” shall mean with respect to a Lender’s obligation to make its portion of the Term Loan and receive payments, interest, and fees related thereto, proportion that such Lender’s Term Loan Commitment bears to the Term Loan Commitments of all of the Lenders, provided that if the Term Loan have not yet been funded, the computation in this clause shall be determined based upon the Term Loan Commitments of the Lenders and not the amount of their Term Loan and (y) to receive payments, interest, and fees related to Term Loan, the proportion that such Lender’s Term Loan bears to the aggregate Term Loan of all of the Lenders.
“Rating” means a Fitch Rating, Moody’s Rating or S&P Rating, as appropriate.
“Rating Agency” means Fitch, Moody’s or S&P, as appropriate.
“Recipient” shall mean (i) the Administrative Agent, and (ii) any Lender, as applicable.
“Redeemable Stock” shall mean, with respect to any Person, any Equity Interests of such Person that (a) is by its terms subject to mandatory redemption, in whole or in part, pursuant to a sinking fund, scheduled redemption or similar provisions, at any time prior to the Term Loan Maturity Date; or (b) otherwise is required to be repurchased or retired on a scheduled date or dates, upon the occurrence of any event or circumstance, at the option of the holder or holders thereof, or otherwise, at any time prior to the Term Loan Maturity Date, other than any such repurchase or retirement occasioned by a “change of control” or similar event.
“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
“Relief Proceeding” shall mean any proceeding seeking a decree or order for relief in respect of the Borrower or any Subsidiary of the Borrower in a voluntary or involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of the Borrower or any Subsidiary of the Borrower for any substantial part of its property, or for the winding-up or liquidation of its affairs other than as permitted under Section 8.2(c), or an assignment for the benefit of its creditors.
“Reportable Compliance Event” shall mean that: (a) any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint, or similar charging instrument, arraigned, custodially detained, penalized or the subject of an assessment for a penalty, by, or enters into a settlement with an Official Body in connection with any Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law, or any predicate crime to any Anti-Money Laundering Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations represents a violation of any Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law; (b) any Covered Entity engages in a transaction that has caused or would cause any Person hereunder (including the Lenders, Administrative Agent, any lead arranger, and any underwriter, advisor, or otherwise) to be in violation of any Anti-Corruption Law or International Trade Law, including a

Covered Entity’s use of any proceeds of the Loans hereunder to directly or indirectly fund any activities or business of, with, or for the benefit of any Person that is a Sanctioned Person, or to fund or facilitate any activities or business of or in any Sanctioned Jurisdiction; (c) reserved; or (d) any Covered Entity otherwise violates, or reasonably believes that it will violate, any of the Anti-Corruption Law or International Trade Law-specific representations and covenants herein.
“Required Lenders” shall mean: (a) if there exists fewer than three (3) Lenders, all Lenders (other than any Defaulting Lender), and (b) if there exist three (3) or more Lenders, Lenders (other than any Defaulting Lender) having more than 50% of the aggregate amount of the Term Loan Commitments of the Lenders (excluding any Defaulting Lender).
“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“S&P” shall mean Standard & Poor’s Ratings Group.
“Sanctioned Jurisdiction” shall mean, at any time, a country, area, territory, or jurisdiction that is the subject or target of comprehensive U.S. sanctions.
“Sanctioned Person” shall mean any Person that is (a) located in, organized under the laws of, or ordinarily resident in a Sanctioned Jurisdiction; (b) identified on any sanctions-related list maintained by any Compliance Authority; or (c) owned 50% or more, in the aggregate, directly or indirectly by, controlled by, or acting for, on behalf of, or at the direction of, one or more Persons described in clauses (a) or (b) above.
“Settlement Date” shall mean the Business Day on which the Administrative Agent elects to effect settlement pursuant Section 5.11 [Settlement Date Procedures].
“SOFR” shall mean, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Adjustment” shall mean, ten basis points (0.10%).
“SOFR Floor” shall mean a rate of interest per annum equal to zero basis points (0.00%).
“SOFR Reserve Percentage” shall mean, for any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to SOFR funding.
“Solvent” shall mean, with respect to any Person on any date of determination, taking into account rights of reimbursement, contribution or similar rights available to such Person from other Persons, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Statements” shall have the meaning specified in Section 6.1(f)(i) [Historical Statements].
“Subsidiary” of any Person at any time shall mean any corporation, trust, partnership, any limited liability company or other business entity (i) of which more than 50% of the outstanding voting securities or other interests normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s Subsidiaries, or (ii) which is controlled or capable of being controlled by such Person or one or more of such Person’s Subsidiaries.
“Subsidiary Equity Interests” shall have the meaning specified in Section 6.1(b) [Subsidiaries and Owners; Investment Companies].
“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.
“Term Loan” shall have the meaning specified in Section 3.1 [Term Loan Commitments].
“Term Loan Commitment” shall mean, as to any Lender at any time, the amount initially specified opposite its name on Schedule 1.1(B) in the column labeled “Amount of Commitment for Term Loan,” as such Commitment is thereafter assigned or modified and Term Loan Commitments shall mean the aggregate Term Loan Commitments of all of the Lenders.
“Term Loan Maturity Date” shall mean August 13, 2025, as such date may be extended pursuant to or Section 11.1 [Modifications, Amendments or Waivers].
“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Rate” shall mean, with respect to any amount to which the Term SOFR Rate Option applies, for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) (A) the Term SOFR Reference Rate for a tenor comparable to such Interest Period, as such rate is published by the Term SOFR Administrator on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such Interest Period, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage. If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate, for purposes of clause (A) in the preceding sentence, shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date. If the Term SOFR Rate, determined as provided above, would be less than the SOFR Floor, then the Term SOFR Rate shall be deemed to be the SOFR Floor. The Term SOFR Rate shall be adjusted automatically without notice to the Borrower on and as of (i) the first day of each Interest Period, and (ii) the effective date of any change in the SOFR Reserve Percentage.
“Term SOFR Rate Loan” shall mean a Loan that bears interest based on Term SOFR Rate.
“Term SOFR Rate Option” shall mean the option of the Borrower to have the Loan bear interest at the rate and under the terms specified in Section 4.1(a)(ii) [Term SOFR Rate Option].
“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.
“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“USA Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107¬56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
“U.S. Borrower” shall mean any Borrower that is a U.S. Person.

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” shall have the meaning specified in Section 5.9(g) [Status of Lenders].
“Withholding Agent” shall mean the Borrower and the Administrative Agent.
“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2Construction. Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (i) references to the plural include the singular, the plural, the part and the whole and the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (ii) the words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole; (iii) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (iv) reference to any Person includes such Person’s successors and assigns; (v) reference to any agreement, including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto, document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated; (vi) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”; (vii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (viii) section headings herein and in each other Loan Document are included for convenience and shall not affect the interpretation of this Agreement or such Loan Document, and (ix) unless otherwise specified, all references herein to times of day shall be references to Eastern Time (Standard or Daylight Savings, as applicable).

1.3Accounting Principles. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 8.2 [Negative Covenants] and all defined terms used in the definition of any accounting term used in Section 8.2 [Negative Covenants] shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing Statements referred to in Section 6.1(f)(i) [Historical Statements]. In the event of any change after the date hereof in GAAP, and if such change would affect the computation of any of the financial covenants set forth in Section 8.2 [Negative Covenants] (including without limitation, reclassification of power purchase agreements or operating leases such that they are included within Consolidated Total Debt and the related financial covenants), then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would preserve the original intent thereof, but would allow compliance therewith to be determined in accordance with the Borrower’s financial statements at that time, provided that, until so amended such financial covenants shall continue to be computed in accordance with GAAP prior to such change therein.
1.4Term SOFR Notification. Section 4.4(d) [Benchmark Replacement Setting] of this Agreement provides a mechanism for determining an alternative rate of interest in the event that any Benchmark is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, (a) the administration, submission or any other matter related to, any Benchmark or any component definition thereof or rates referred to in the definition thereof, or any alternative or successor rate thereto, or replacement rate therefor (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, such Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of any Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower or any other person or entity. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

2.RESERVED
3.TERM LOAN

3.1Term Loan Commitments. Subject to the terms and conditions hereof, and relying upon the representations and warranties herein specified, each Lender severally agrees to make a term loan (the “Term Loan”) to the Borrower on the Closing Date in such principal amount as the Borrower shall request up to, but not exceeding, such Lender’s Term Loan Commitment.
3.2Nature of Lenders’ Obligations with Respect to Term Loan; Repayment Terms.
The obligations of each Lender to make the Term Loan to the Borrower shall equal its Ratable Share of the requested Term Loan; provided that no Lender’s Term Loan to the Borrower shall exceed its Term Loan Commitment. The failure of any Lender to make a Term Loan shall not relieve any other Lender of its obligations to make a Term Loan nor shall it impose any additional liability on any other Lender hereunder. The Lenders shall have no obligation to make the Term Loan hereunder after the Closing Date, and any portion of the Term Loan Commitment not drawn on the Closing Date shall automatically expire. The Term Loan Commitments are not revolving credit commitments, and the Borrower shall not have the right to borrow, repay and reborrow under Section 3.1 [Term Loan Commitments]. The Borrower shall repay to the applicable Lenders the aggregate principal amount of the Term Loan outstanding on the Term Loan Maturity Date.
3.3Use of Proceeds. The Borrower shall use the proceeds of the Loan for general corporate purposes.
3.4Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)reserved;
(b)the Commitment and outstanding Loan of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.1 [Modifications, Amendments or Waivers]); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby.
3.5Interest Rate Elections; Conversions and Renewals. Except as otherwise provided herein, the Borrower may from time to time prior to the Term Loan Maturity Date renew or convert the Interest Rate Option applicable to the Term Loan pursuant to Section 4.2 [Interest Periods], by delivering to the Administrative Agent, not later than 10:00 a.m. Eastern Time, (i) three (3) Business Days prior to the proposed conversion to or the renewal of the Term SOFR

Rate Option for the Term Loan; and (ii) the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Term Loan, of a duly completed request therefor substantially in the form of Exhibit C or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, an “Interest Rate Election”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic election without the necessity of receipt of such written confirmation. Each Interest Rate Election shall be irrevocable and shall specify the aggregate amount of the Loan comprising each Borrowing Tranche, and, if applicable, the Interest Period, which amounts shall be in (x) integral multiples of $100,000 and not less than $500,000 for each Borrowing Tranche under the Term SOFR Rate Option, and (y) integral multiples of $100,000 and not less than $500,000 for each Borrowing Tranche under the Base Rate Option.
4.INTEREST RATES
4.1Interest Rate Options. The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loan as selected by it from the Base Rate Option or Term SOFR Rate Option set forth below applicable to the Loan, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loan comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loan comprising any Borrowing Tranche; provided that there shall not be at any one time outstanding more than five (5) Borrowing Tranches in the aggregate among all of the Loan and provided further that if an Event of Default or Potential Default exists and is continuing, the Borrower may not request, convert to, or renew the Term SOFR Rate Option for any Loan and the Required Lenders may demand that all existing Borrowing Tranches bearing interest under the Term SOFR Rate Option shall be converted immediately to the Base Rate Option, subject to the obligation of the Borrower to pay any indemnity under Section 5.10 [Indemnity] in connection with such conversion. If at any time the designated rate applicable to the Loan made by any Lender exceeds such Lender’s highest lawful rate, the rate of interest on such Lender’s Loan shall be limited to such Lender’s highest lawful rate.
(a)Interest Rate Options. The Borrower shall have the right to select from the following Interest Rate Options applicable to the Term Loan:
(i)Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or
(ii)Term SOFR Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Term SOFR Rate as determined for each applicable Interest Period plus the SOFR Adjustment plus the Applicable Margin.
(b)Rate Quotations. The Borrower may call the Administrative Agent on or before the date on which an Interest Rate Election is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the

Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.
(c)Conforming Changes Relating to Term SOFR Rate. With respect to the Term SOFR Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, the Administrative Agent shall provide notice to the Borrower and the Lenders of each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.
4.2Interest Periods. At any time when the Borrower shall select, convert to or renew a Term SOFR Rate Option, the Borrower shall notify the Administrative Agent thereof at least three (3) Business Days prior to the effective date of such Term SOFR Rate Option by delivering an Interest Rate Election. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Term SOFR Rate Option:
(a)Amount of Borrowing Tranche. Each Borrowing Tranche of the Loan under the Term SOFR Rate Option shall be in integral multiples of $100,000 and not less than $1,000,000; and
(b)Renewals. In the case of the renewal of a Term SOFR Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.
4.3Interest After Default. To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, and at the discretion of the Administrative Agent or upon written demand by the Required Lenders to the Administrative Agent:
(a)Interest Rate. The rate of interest for each Loan otherwise applicable pursuant to Section 4.1 [Interest Rate Options] shall be increased by two percent (2.0%) per annum;
(b)Other Obligations. Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Base Rate Option plus an additional two percent (2%) per annum from the time such Obligation becomes due and payable and until it is Paid In Full; and
(c)Acknowledgment. The Borrower acknowledges that the increase in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loan or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Administrative Agent.

4.4Term SOFR Rate Unascertainable; Increased Costs; Illegality; Benchmark Replacement Setting.
(a)Unascertainable; Increased Costs.  If, on or prior to the first day of an Interest Period:
(i)the Administrative Agent shall have determined (which determination shall be conclusive and binding absent manifest error) that (x) the Term SOFR Rate cannot be determined pursuant to the definition thereof; or (y) a fundamental change has occurred with respect to the Term SOFR Rate (including, without limitation, changes in national or international financial, political or economic conditions), or
(ii)any Lender determines that for any reason in connection with any request for a Term SOFR Rate Loan or a conversion thereto or a continuation thereof that the Term SOFR Rate for any requested Interest Period with respect to a proposed Term SOFR Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding, establishing or maintaining such Loan, and such Lender has provided notice of such determination to the Administrative Agent, then the Administrative Agent shall have the rights specified in Section 4.4(c) [Administrative Agent’s and Lender’s Rights].
(b)Illegality.  If at any time any Lender shall have determined, or any Official Body shall have asserted, that the making, maintenance or funding of any Term SOFR Rate Loan, or the determination or charging of interest rates based on the Term SOFR Rate, has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), then the Administrative Agent shall have the rights specified in Section 4.4(c) [Administrative Agent’s and Lender’s Rights].
(c)Administrative Agent’s and Lender’s Rights. In the case of any event specified in Section 4.4(a) [Unascertainable; Increased Costs] above, the Administrative Agent shall promptly notify the Lenders and the Borrower thereof, and in the case of an event specified in Section 4.4(b) [Illegality] above, such Lender shall promptly notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrower.  Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (i) the Lenders, in the case of such notice given by the Administrative Agent, or (ii) such Lender, in the case of such notice given by such Lender, to allow the Borrower to select, convert to or renew a Term SOFR Rate Loan shall be suspended (to the extent of the affected Term SOFR Rate Loan or Interest Periods) until the Administrative Agent shall have later notified the Borrower, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist.  If at any time the Administrative Agent makes a determination under Section 4.4(a) [Unascertainable; Increased Costs] and the Borrower has previously notified the Administrative

Agent of its selection of, conversion to or renewal of a Term SOFR Rate Option and the Term SOFR Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to the Loan.  If any Lender notifies the Administrative Agent of a determination under Section 4.4(b) [Illegality], the Borrower shall, subject to the Borrower’s indemnification Obligations under Section 5.10 [Indemnity], as to any Loan of the Lender to which a Term SOFR Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 5.2 [Voluntary Prepayments].  Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.
(d)Benchmark Replacement Setting.
(i)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and any agreement executed in connection with an Interest Rate Hedge shall be deemed not to be a “Loan Document” for purposes of this Section titled “Benchmark Replacement Setting”), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (B) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(ii)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement, and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (iv) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document except, in each case, as expressly required pursuant to this Section.
(iv)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor; and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Loan bearing interest based on the Term SOFR Rate, conversion to or continuation of the portion of the Loan bearing interest based on the Term SOFR Rate to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Loan of or conversion to a Loan bearing interest under the Base Rate Option. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(vi)Definitions. As used in this Section:
“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor of such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (iv) of this Section.

“Benchmark” shall mean, initially, the Term SOFR Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to this Section.

    “Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(1)the sum of: (A) Daily Simple SOFR and (B) the SOFR Adjustment;
(2)the sum of (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment;
provided that if the Benchmark Replacement as determined pursuant to clause (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents; and provided further, that any Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.

    “Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower, giving due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” shall mean a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Administrative Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein;
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
    “Benchmark Transition Event” shall mean, the occurrence of one or more of the following events, with respect to the then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)    a public statement or publication of information by an Official Body having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or an Official Body having jurisdiction over the Administrative Agent announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” shall mean the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 4.4(d) titled “Benchmark Replacement Setting” and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 4.4(d) titled “Benchmark Replacement Setting.”

“Floor” shall mean the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Term SOFR Rate or, if no floor is specified, zero.

“Relevant Governmental Body” shall mean the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the

Federal Reserve System and/or the Federal Reserve Bank of New York, or any successor thereto.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

4.5Selection of Interest Rate Options. If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of the Loan under the Term SOFR Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], the Borrower shall be deemed to have converted such Borrowing Tranche to the Base Rate Option, as applicable to the Term Loan as the case may be, commencing upon the last day of the existing Interest Period. Each Interest Rate Election that the Borrower provides related to a Loan at the Term SOFR Rate Option shall be deemed to request an Interest Period of one (1) month. Any Interest Rate Election that fails to select an Interest Rate Option shall be deemed to be a request for the Base Rate Option.
5.PAYMENTS; TAXES; YIELD MAINTENANCE
5.1Payments. All payments and prepayments to be made in respect of principal, interest, Administrative Agent’s Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 12:00 noon on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the ratable accounts of the Lenders with respect to the Term Loan in U.S. Dollars and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds; provided that in the event payments are received by 12:00 noon by the Administrative Agent with respect to the Loan and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders interest at the Effective Federal Funds Rate with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders. The Administrative Agent’s and each Lender’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loan and other amounts owing under this Agreement and shall be deemed an “account stated.”
5.2Pro Rata Treatment of Lenders. The Term Loan shall be allocated to each Lender according to its Ratable Share. Each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal, interest, or other fees (except for the Administrative Agent’s Fee) or amounts due from the Borrower hereunder to the Lenders with respect to the Commitments and the Loan, shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Section 4.4(c) [Administrative Agent’s and Lender’s Rights] in the case of an event specified in Section 4.4 [Term SOFR Rate Unascertainable; Etc.], 5.13 [Replacement of a Lender] or 5.8 [Increased

Costs]) be payable ratably among the Lenders entitled to such payment in accordance with the amount of principal, interest, and other fees or amounts then due or payable such Lenders as set forth in this Agreement.
5.3Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff, counterclaim or banker’s lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of the Loan or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of the Loan and accrued interest thereon or other such obligations greater than the pro-rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loan and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective portion of the Loan and other amounts owing them, provided that:
(i)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and
(ii)the provisions of this Section 5.3 shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of the Loan Documents or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its portion of the Loan to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 5.3 shall apply).
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
5.4Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Effective Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
5.5Interest Payment Dates. Interest on Loan to which the Base Rate Option applies shall be due and payable in arrears on each Payment Date. Interest on the Loan to which the Term SOFR Rate Option applies shall be due and payable on the last day of each Interest Period. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Term Loan Maturity Date, upon acceleration or otherwise). Interest shall be computed to, but excluding, the date payment is due.
5.6Voluntary Prepayments.
(a)Right to Prepay. The Borrower shall have the right at its option from time to time to prepay the Loan in whole or part without premium or penalty (except as provided in Section 5.13 [Replacement of a Lender] below, in Section 5.8 [Increased Costs] and Section 5.10 [Indemnity]). Whenever the Borrower desires to prepay any part of the Loan, it shall provide a prepayment notice to the Administrative Agent by 1:00 p.m. Eastern Time at least one (1) Business Day prior to the date of prepayment of the Term Loan that bear interest at the Base Rate Option and at least three (3) Business Days in the case of Loan bearing interest at the Term SOFR Rate Option:
(i)the date, which shall be a Business Day, on which the proposed prepayment is to be made;
(ii)a statement indicating the application of the prepayment between the portion of the Loan to which the Base Rate Option applies and the portion of the Loan to which the Term SOFR Rate Option applies; and
(iii)the total principal amount of such prepayment, which shall not be less than $500,000 for the Term Loan.
All prepayment notices shall be irrevocable. The principal amount of the Loan for which a prepayment notice is given, together with interest on such principal amount, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 4.4(c) [Administrative Agent’s and Lender’s Rights], if the Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied first to the portion of the Loan to which the Base Rate Option applies, then to the portion of the Loan to which the Term SOFR Rate Option applies. Any prepayment hereunder shall be subject to the Borrower’s Obligation to indemnify the Lenders under Section 5.10 [Indemnity].
5.7Mandatory Prepayments If on any date the Borrower shall receive Net Cash Proceeds from any Covered Transaction, the Borrower shall prepay to the Administrative Agent, for the ratable account of the Lenders, an amount equal to 100% of the amount of such Net Cash Proceeds that are received by the Borrower to the prepayment of the Term Loans (together with accrued and unpaid interests thereon) within three (3) Business Days of the receipt of such Net Cash Proceeds.
5.8Increased Costs.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Term SOFR Rate);
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender, or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or the Loan under the Term SOFR Rate Option made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making converting to, continuing or maintaining the Loan under the Term SOFR Rate Option (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender, (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loan made by, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement; Repayment of Outstanding Loan. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Sections 5.8(a) [Increased Costs Generally] or 5.8(b) [Capital Requirements] and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within twenty (20) days after receipt thereof.

(d)Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six (6) month period referred to above shall be extended to include the period of retroactive effect thereof).
5.9Taxes.
(a)reserved.
(b)Payments Free of Taxes. Any and all payments by or on account of any obligation of any Borrower under any Loan Document shall be without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.9 [Taxes]) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Official Body in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.9 [Taxes]) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.8(d) [Participations] relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section (e) [Indemnification by the Lenders].
(f)Evidence of Payments. As soon as practicable after any payment of Taxes by any Borrower to an Official Body pursuant to this Section 5.9 [Taxes], such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)Status of Lenders.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.9(g)(ii)A, 5.9(g)(ii)B and 5.9(g)(ii)D below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,
A.any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

B.any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN-E (or W-8BEN if applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN if applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed originals of IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN-E (or W-8BEN if applicable); or
(4)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN if applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;
C.any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
D.if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(h)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.9 [Taxes] (including by the payment of additional amounts pursuant to this Section 5.9 [Taxes]), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.9 [Taxes] with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party incurred in connection with obtaining such refund, shall repay to such indemnified party the amount paid over pursuant to this Section 5.9(h) [Treatment of Certain Refunds] (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body. Notwithstanding anything to the contrary in this Section 5.9(h) [Treatment of Certain Refunds], in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section (h) [Treatment of Certain Refunds] the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)Survival. Each party’s obligations under this Section 5.9 [Taxes] shall survive the resignation of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations.

5.10Indemnity. In addition to the compensation or payments required by Section 5.8 [Increased Costs] or Section 5.9 [Taxes], the Borrower shall indemnify each Lender against all liabilities, losses or expenses (including loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Lender sustains or incurs as a consequence of any:
(a)payment, prepayment, conversion or renewal of any Loan to which a Term SOFR Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),
(b)attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Interest Rate Election under Section 4.2 [Interest Periods] or notice relating to prepayments under Section 5.6 [Voluntary Prepayments] or failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Loan under the Base Rate Option on the date or in the amount notified by the Borrower, or
(c)any assignment of a Loan under the Term SOFR Rate Option on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 5.13 [Replacement of a Lender].
(d)default by the Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest or any other amount due hereunder, as applicable.
If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall specify in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Lender ten (10) Business Days after such notice is given.
5.11reserved.
5.12reserved.
5.13Replacement of a Lender. If any Lender requests compensation under Section 5.8 [Increased Costs], or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9 [Taxes] and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 5.14 [Designation of a Different Lending

Office], or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.8 [Successors and Assigns]), all of its interests, rights (other than its existing rights to payments pursuant to Section 5.8 [Increased Costs] or Section 5.9 [Taxes]) and obligations under this Agreement and the related Loan Documents to an eligible assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(a)the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.8 [Successors and Assigns];
(b)such Lender shall have received payment of an amount equal to the outstanding principal of its portion of the Loan, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.10 [Indemnity]) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(c)in the case of any such assignment resulting from a claim for compensation under Section 5.8 [Increased Costs] or payments required to be made pursuant to Section 5.9 [Taxes], such assignment will result in a reduction in such compensation or payments thereafter;
(d)such assignment does not conflict with applicable Law; and
(e)in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
5.14Designation of a Different Lending Office. If any Lender requests compensation under Section 5.8 [Increased Costs], or the Borrower is or will be required to pay any Indemnified Taxes or additional amounts to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9 [Taxes], then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different Lending Office for funding or booking its Loan hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.8 [Increased Costs] or Section 5.9 [Taxes], as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

6.REPRESENTATIONS AND WARRANTIES
6.1Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and each of the Lenders as follows:
(a)Organization and Qualification; Power and Authority; Compliance With Laws; Title to Properties; Event of Default. The Borrower and each Subsidiary of the Borrower (i) is a corporation, partnership or limited liability company duly organized, and validly existing under the laws of its jurisdiction of organization, (ii) has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct, (iii) is duly licensed or qualified and in good standing in each jurisdiction listed on Schedule 6.1(a) and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary, (iv) is in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section (n) [Environmental Matters]) in all jurisdictions in which any the Borrower or Subsidiary of the Borrower is presently or will be doing business except where the failure to do so would not constitute a Material Adverse Change, and (v) has good and marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except those Liens as are permitted under Section 8.2(a). The Borrower has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents, and all such actions have been duly authorized by all necessary proceedings on its part. No Event of Default or Potential Default exists or is continuing.
(b)Subsidiaries and Owners; Investment Companies. Schedule 6.1(b) states (i) the name of each of the Borrower’s Subsidiaries, its jurisdiction of organization and the amount, percentage and type of equity interests in such Subsidiary (the “Subsidiary Equity Interests”), (ii) the name of each holder of common equity interest in the Borrower, the amount, percentage and type of such common equity interests (the “Borrower Equity Interests”), and (iii) any options, warrants or other rights outstanding to purchase any such equity interests referred to in clause (i) or (ii) (collectively the “Equity Interests”). The Borrower and each Subsidiary of the Borrower has good and marketable title to all of the Subsidiary Equity Interests it purports to own, free and clear in each case of any Lien and all such Subsidiary Equity Interests have been validly issued, fully paid and nonassessable. Neither the Borrower nor any of its Subsidiaries is an “investment company” registered or required to be registered under the Investment Company Act of 1940 or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940 and shall not become such an “investment company” or under such “control.”
(c)Validity and Binding Effect. This Agreement and each of the other Loan Documents (i) has been duly and validly executed and delivered by the Borrower, and (ii) constitutes, or will constitute, legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms except to the extent enforceability thereof is limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally, and by general principles of equity.
(d)No Conflict; Material Agreements; Consents. Neither the execution and delivery of this Agreement or the other Loan Documents by the Borrower nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of the Borrower or any Subsidiary of the Borrower, or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which the Borrower or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of the Borrower or any Subsidiary of the Borrower. There is no default under such material agreement (referred to above) and neither the Borrower nor any Subsidiary of the Borrower is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which could result in a Material Adverse Change. No authorization, consent, approval, license or exemption of, or filing or registration with, any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including without limitation any authorization, consent, approval, license or exemption of, or filing with, PUCO and any other regulatory authority having jurisdiction) is necessary for the valid execution and delivery to the Administrative Agent and the Lenders, the incurrence by the Borrower of the Indebtedness under the Loan Documents and the performance by the Borrower of its obligations under the Loan Documents, other than those already obtained and copies of which have been provided to the Administrative Agent.
(e)Litigation. Except as set forth on Schedule 6.1(e), there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened in writing against the Borrower or any Subsidiaries of the Borrower at law or in equity before any Official Body which individually or in the aggregate may reasonably be expected to result in any Material Adverse Change. Neither the Borrower nor any Subsidiaries of the Borrower are in violation of any order, writ, injunction or any decree of any Official Body which may reasonably be expected to result in any Material Adverse Change.
(f)Financial Statements.
(i)Historical Statements. The Borrower has delivered to the Administrative Agent copies of its audited consolidated year-end financial statements for and as of the end of the three fiscal years ended December 31, 2023 (all such annual statements being collectively referred to as the “Statements”). The Statements were compiled from the books and records maintained by the Borrower’s management, are correct and complete in all material respects and fairly represent the consolidated financial condition of the Borrower and its Subsidiaries as of the respective dates thereof and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied.

(ii)Accuracy of Financial Statements. Neither the Borrower nor any Subsidiary of the Borrower has any liabilities, contingent or otherwise, or forward or long-term commitments that are required to be disclosed in accordance with GAAP which are not disclosed in the Statements or in the notes thereto, and except as disclosed therein, there are no unrealized losses from any commitments of the Borrower or any Subsidiary of the Borrower which would reasonably be expected to cause a Material Adverse Change.
(g)Margin Stock. Neither the Borrower nor any Subsidiaries of the Borrower engage or intend to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System). No part of the proceeds of the Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. Neither the Borrower nor any Subsidiaries of the Borrower holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of the Borrower and the Subsidiaries of the Borrower are or will be represented by margin stock.
(h)Full Disclosure. Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Administrative Agent or any Lender in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Borrower which materially adversely affects the business, property, assets, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole, which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Administrative Agent and the Lenders prior to or on the Closing Date in connection with the transactions contemplated hereby.
(i)Taxes. All federal, state, local and other tax returns required to have been filed with respect to the Borrower and each Subsidiary of the Borrower have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made.
(j)Patents, Trademarks, Copyrights, Licenses, Etc. The Borrower and each Subsidiary of the Borrower owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by the Borrower or such Subsidiary of the Borrower, without known possible, alleged or actual conflict with the rights of others.

(k)Licenses, Registrations and Compliance with Laws. Each of the Borrower and each of its Subsidiaries has all permits, governmental licenses, registrations, and approvals necessary to carry out its businesses as presently conducted and as required by law (including, without limitation, the FPA) or the rules and regulations of any federal, foreign, governmental, state, county or local association, corporation, or governmental agency, body, instrumentality or commission having jurisdiction over the Borrower or its Subsidiaries, including, but not limited to, PUCO, the United States Environmental Protection Agency, the United States Department of Labor, the United States Occupational Safety and Health Administration, the United States Equal Employment Opportunity Commission and analogous and related state and foreign agencies, except for such permits, licenses, registrations and approvals the failure to obtain would not reasonably be expected to have a Material Adverse Change. There is no violation or failure of compliance on the part of the Borrower or any Subsidiary with any of the foregoing permits, licenses, registrations, approvals, rules or regulations, and there is no action, proceeding or investigation pending or, to the knowledge of the Borrower, threatened, nor has the Borrower received any notice of such, which might result in the termination or suspension of any such permit, license, registration or approval, except for such violations, failures, actions, proceedings or investigations which would not reasonably be expected to have a Material Adverse Change.
(l)Insurance. The properties of the Borrower and each of its Subsidiaries are insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of the Borrower and each such Subsidiary in accordance with prudent business practice in the industry of the Borrower and its Subsidiaries. At the request of the Administrative Agent, the Borrower shall deliver to the Administrative Agent on the Closing Date an original certificate of insurance describing and certifying as to the existence of the insurance required to be maintained by this Agreement and the other Loan Documents.
(m)ERISA Compliance.
(a)Each Plan of the Borrower is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Plan of the Borrower that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Borrower has made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan of the Borrower.
(b)(i) No ERISA Event has occurred or is reasonably expected to occur which causes, or could reasonably be expected to cause, an Event of Default under Section 9.1(i); (ii) no contribution failure under Section 412 and 430 of the Code, Section 302 of ERISA or the terms of any Plan has occurred with respect to any Plan to which the Borrower is a contributing sponsor, sufficient to give rise to a Lien under Section 430(k) of the Code, or otherwise to have a Material Adverse Change; (iii) the Borrower has not incurred, nor reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan or Multiemployer Plan (other than for ordinary funding obligations and premiums due and not delinquent under Section 4007 of ERISA) which causes, or could reasonably be expected to cause, an Event of Default under Section 9.1(i); (iv) the Borrower has not incurred, nor reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan which causes, or could reasonably be expected to cause, an Event of Default under Section 9.1(i); and (v) the Borrower has not engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.
(n)Environmental Matters. The Borrower, and to the knowledge of the Borrower, each of its Subsidiaries, is in material compliance with applicable Environmental Laws except as disclosed on Schedule 6.1(n); provided that such matters so disclosed could not in the aggregate reasonably be expected to result in a Material Adverse Change.
(o)Solvency. Before and after giving effect to the Loan hereunder, the Borrower is Solvent.
(p)Pari Passu Indebtedness. The Indebtedness of the Borrower under this Agreement ranks at least pari passu with all other unsecured Indebtedness of the Borrower.
(q)Sanctions and International Trade Laws. Each Covered Entity, and its directors and officers, and any employee, agent, or (to the knowledge of the Borrower) Affiliate (without regard to clauses (ii) and (iii) of such term) acting on behalf of such Covered Entity: (a) is not a Sanctioned Person; (b) does not do any business in or with, or derive any of its operating income from direct or indirect investments in or transactions involving, any Sanctioned Jurisdiction or Sanctioned Person; and (c) is not in violation of, and has not, during the past five (5) years, directly or indirectly, taken any act that could cause any Covered Entity to be in violation of applicable International Trade Laws. No Covered Entity nor any of its directors, officers, employees, or to the knowledge of Borrower, its agents or Affiliates (without regard to clauses (ii) and (iii) of such term) acting on behalf of such Covered Entity has, during the past five (5) years, received any notice or communication from any Person that alleges, or has been involved in an internal investigation involving any allegations relating to, potential violation of any International Trade Laws, or has received a request for information from any Official Body regarding International Trade Law matters. Each Covered Entity has instituted and maintains policies and procedures reasonably designed to ensure compliance with applicable International Trade Laws. The Borrower represents and warrants that there is no Blocked Property pledged as collateral.
(r)Anti-Corruption Laws. Each Covered Entity, and its directors and officers, and any employee, agent, or (to the knowledge of the Borrower) Affiliate (without regard to clauses (ii) and (iii) of such term) acting on behalf of such Covered Entity, is not in violation of, and has not, during the past five (5) years, directly or indirectly, taken any act that could cause any Covered Entity to be in violation of Anti-Corruption Laws, including any act in furtherance of an offer, payment, promise to pay, authorization, or ratification of payment, directly or indirectly, of any money or anything of value (including any gift, sample, rebate, travel, meal and lodging expense, entertainment, service, equipment, debt forgiveness, donation, grant or other thing of value, however characterized) to any Government Official or any other Person to secure any improper advantage or to obtain or retain business. No Covered Entity nor any of its directors, officers, employees, or to the knowledge of the Borrower, its agents or Affiliates (without regard to clauses (ii) and (iii) of such term) acting on behalf of such Covered Entity has, during the past five (5) years, received any notice or communication from any Person that alleges, or has been involved in an internal investigation involving any allegations relating to, potential violation of any Anti-Corruption Laws, or has received a request for information from any Official Body regarding Anti-Corruption Law matters. Each Covered Entity has instituted and maintains policies and procedures reasonably designed to ensure compliance with Anti-Corruption Laws.
7.CONDITIONS OF LENDING
The effectiveness of this Agreement shall be subject to the satisfaction or waiver of the following further conditions:
7.1Conditions Precedent to Effectiveness of this Agreement.
(a)Deliveries. On the Closing Date, the Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:
(i)A certificate of the Borrower signed by an Authorized Officer, dated as of the Closing Date stating that (w) all representations and warranties of the Borrower set forth in this Agreement are true and correct in all material respects, (x) the Borrower is in compliance with each of the covenants and conditions hereunder, (y) no Event of Default or Potential Default exists, and (z) no Material Adverse Change has occurred since the date of the last audited financial statements of the Borrower delivered to the Administrative Agent;
(ii)A certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Borrower, certifying as appropriate as to: (a) all action taken by the Borrower in connection with this Agreement and the other Loan Documents; (b) the names of the Authorized Officers authorized to sign the Loan Documents and their true signatures; and (c) copies of its organizational documents as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of the Borrower in each state where organized or qualified to do business;
(iii)This Agreement and each of the other Loan Documents signed by an Authorized Officer;

(iv)[reserved];
(v)A written opinion of counsel for the Borrower, dated the Closing Date and as to the matters set forth in Schedule 7.1(a);
(vi)Evidence that adequate insurance required to be maintained under this Agreement is in full force and effect;
(vii)such documentation and other information requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act; and
(viii)USA PATRIOT Act Diligence. The Administrative Agent and each Lender shall have received, in form and substance acceptable to the Administrative Agent and each Lender such documentation and other information requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.
(ix)All material consents required to effectuate the transactions contemplated hereby; and
(x)Such other documents in connection with such transactions as the Administrative Agent or said counsel may reasonably request.
(b)Payment of Fees. The Borrower shall have paid all fees and reasonable and documented out-of-pocket expenses payable by the Borrower on or before the Closing Date as required by this Agreement, the Administrative Agent’s Letter or any other Loan Document, in each case, invoiced at least three (3) Business Days prior to the Closing Date.
8.COVENANTS
8.1Affirmative Covenants. From the date hereof and thereafter for so long as any Obligations are outstanding or the Borrower is indebted to the Lenders under any of the Loan Documents and until Payment in Full, the Borrower shall ensure that it shall, and shall cause each of its Subsidiaries to comply with the following affirmative covenants:
(a)Preservation of Existence, Etc. The Borrower shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 8.2(c).
(b)Payment of Liabilities, Including Taxes, Etc. The Borrower shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made.
(c)Maintenance of Insurance. The Borrower shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers’ compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary.
(d)Maintenance of Properties and Leases. The Borrower shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties used and useful to its business, and from time to time, the Borrower will make or cause to be made all appropriate repairs, renewals or replacements thereof.
(e)Visitation Rights. The Borrower shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Administrative Agent or any of the Lenders to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times (during regular business hours) and as often as any of the Lenders may reasonably request, provided that each Lender shall provide the Borrower with reasonable notice prior to any visit or inspection. In the event any Lender desires to conduct a visit or inspection of the Borrower or any of its Subsidiaries, such Lender shall coordinate such visit or inspection with the Administrative Agent, such inspection shall be at the expense of such Lender, and any such visit by the Lender shall not exceed one visit annually absent an Event of Default. In the event the Administrative Agent desires to conduct an visit or inspection of the Borrower or any of its Subsidiaries, such visit or inspection will be at the expense of the Administrative Agent, and the Administrative Agent shall be limited to one visit or inspection annually, unless an Event of Default has occurred which has not been waived.
(f)Keeping of Records and Books of Account. The Borrower shall, and shall cause each Subsidiary of the Borrower to, maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower or any Subsidiary of the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.
(g)Compliance with Laws. The Borrower shall, and shall cause each Subsidiary of the Borrower, to (i) comply with the requirements of all present and future applicable laws (including, without limitation, the FPA), rules, regulations and orders of any governmental authority having jurisdiction over it and/or its business, except where the failure to comply would not have a Material Adverse Change, (ii) without limiting clause (i)a above, ensure that no person who owns a controlling interest in or otherwise controls the Borrower is or shall be (x) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (y) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders and (iii) without limiting clause (i) above, comply with all applicable Bank Secrecy Act and anti-money laundering laws and regulations.
(h)Use of Proceeds. The Borrower will use the proceeds of the Loan only in accordance with Section 3.3 [Use of Proceeds] and as permitted by applicable Law; provided, that, for the avoidance of doubt, the Borrower will not, directly or indirectly, use the proceeds of the Loan (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (b)(i) to fund any activities or business of or with any Sanctioned Person, or in any Sanctioned Jurisdiction, or (ii) any violation of any economic or financial sanctions or trade embargoes or similar restrictions imposed, administered or enforced from time to time by Compliance Authority by any Person (including any Person participating in the Loan, whether as Administrative Agent, Joint Lead Arranger, Lender, underwriter, advisor, investor, or otherwise).
(i)Anti-Corruption Laws; Anti-Money Laundering Laws; and International Trade Laws.
(a) The Borrower covenants and agrees that it shall promptly notify the Administrative Agent and each of the Lenders in writing upon the occurrence of a Reportable Compliance Event.

(b) Each Covered Entity shall conduct their business in compliance with all Anti-Corruption Laws, Anti-Money Laundering Laws and International Trade Laws and maintain in effect policies and procedures reasonably designed to ensure compliance with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and International Trade Laws by each Covered Entity, and its directors and officers, and any employee, agent or affiliate acting on behalf of such Covered Entity in connection with this Agreement.

8.2Negative Covenants. From the date hereof and thereafter for so long as any Obligations are outstanding or the Borrower is indebted to the Lenders under any of the Loan Documents and until Payment in Full, the Borrower shall not, and shall not permit any of its Subsidiaries to:
(a)Liens. Create, incur, assume, or suffer to exist any Lien of any nature, upon or with respect to any of its properties, now owned or hereafter acquired, or assign as collateral or otherwise convey as collateral, any right to receive income, except that the foregoing restrictions shall not apply to:
(i)Liens for taxes, assessments, or governmental charges or levies on property if the same shall not at the time be delinquent or thereafter can be paid without penalty or interest, or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced) are being contested in good faith and by appropriate proceedings diligently conducted and for which proper reserve or other provision has been made in accordance with GAAP;
(ii)Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens, bankers’ set-off rights and other similar liens arising in the ordinary course of business for sums not yet due or being contested in good faith and by appropriate proceedings diligently conducted and for which proper reserve or other provisions has been made in accordance with GAAP;
(iii)Liens arising in the ordinary course of business out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other Social Security or retirement benefits, or similar legislation;
(iv)Liens arising from or upon any judgment or award, provided that such judgment or award is being contested in good faith by proper appeal proceedings and only so long as execution thereon shall be stayed;
(v)deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(vi)easements, rights of way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of business by the Borrower or the applicable Subsidiary;
(vii)Liens on property of the Borrower securing the DP&L First Mortgage Bonds and, any amendment, modification, refinancing, replacement or renewal thereof;
(viii)Liens on any property acquired, constructed or improved by the Borrower or any Subsidiary after the Closing Date which are created or assumed contemporaneously with, or within one hundred twenty days after, such acquisition or completion of such construction or improvement, or within six months thereafter pursuant to a firm commitment for financing arranged with a lender or investor within such one hundred twenty day period, to secure or provide for the payment of all or any part of such acquisition, construction or improvement incurred after the Closing Date (provided that no such Lien shall extend to or cover any property other than the property so acquired or constructed, or the improvements on the property so improved), or in addition to Liens contemplated by clause (ix) below, Liens on any property existing at the time of acquisition thereof (other than any such Lien created in contemplation of such acquisition), provided that the Liens shall not apply to any property theretofore owned by the Borrower or any Subsidiary other than, in the case of any such construction or improvement, any theretofore unimproved real property on which the property is constructed or the improvement is located;
(ix)Liens existing on any property of a Person existing at the time such Person is merged into or consolidated with the Borrower or any Subsidiary or becomes a Subsidiary; provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with the Borrower or such Subsidiary or acquired by the Borrower or such Subsidiary;
(x)Liens or charges incurred in the ordinary course of business of the Borrower or any Subsidiary which were not incurred in connection with the borrowing of money or the obtaining of an advance or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business; and
(xi)Liens with respect to cash collateral deposited by the Borrower and its Subsidiaries with counterparties in the ordinary course of the Borrower and its Subsidiaries’ purchase and sale of energy, power, interest rate hedges, coal and other commodities.
(b)Assumptions or Guaranties of Indebtedness. Assume, guarantee, endorse, or otherwise become contingently liable in connection with any obligation, except:
(i)pursuant to the provisions of this Agreement and Indebtedness to the Lenders;
(ii)Indebtedness incurred in the ordinary course of business, excluding Indebtedness for borrowed money or having the commercial effect of a borrowing of money of Persons which are not Subsidiaries of the Borrower;
(iii)assumptions, guaranties, endorsements and contingent liabilities within the definition of Indebtedness or permitted by Section 8.2 [Indebtedness];
(iv)if such is approved by PUCO; or
(v)such other contingent liabilities incurred after the date hereof which do not exceed $20,000,000 in the aggregate at any time.
(c)Dissolution. Dissolve, liquidate, wind up, merge or consolidate with another Person; provided, however (i) the Borrower may merge with another Person if upon the completion of such merger, the Borrower is the surviving entity, (ii) any Subsidiary may be merged into the Borrower or a wholly owned Subsidiary and (iii) the Borrower may liquidate, dissolve or wind-up immaterial Subsidiaries (a Subsidiary being deemed “immaterial” for this purpose if it has less than 5% of the assets of the Borrower and its consolidated Subsidiaries).
(d)Sale of Assets. Sell, lease, transfer or dispose of any of its assets (including by way of an LLC Division) except:
(i)in the ordinary course of business;
(ii)as approved by PUCO; or
(iii)as such are released under the DP&L First Mortgage Bonds and, any amendment, modification, refinancing, replacement or renewal thereof.
(e)Change in Nature of Business.
Make any material change in the nature of its business.

(f)Sale and Leaseback. Enter into any sale and leaseback arrangement with any lender or investor, or enter into any leases except in the normal course of business at reasonable rents comparable to those paid for similar leasehold interests in the area and except for those which do not exceed $20,000,000 in any single transaction.
(g)Sale of Accounts. Sell, assign, discount, or dispose in any way of promissory notes or trade acceptances held by the Borrower or any Subsidiary, with or without recourse, except in the ordinary course of business.
(h)Indebtedness. Incur, create, become or be liable directly or indirectly in any manner with respect to or permit to exist any Indebtedness except:
(i)Indebtedness arising in the ordinary course of business (other than Indebtedness for borrowed money);
(i)Indebtedness under the Loan Documents;
(ii)Indebtedness with respect to trade obligations and other normal accruals and customer deposits in the ordinary course of business not yet due and payable in accordance with customary trade terms or with respect to which the Borrower or the applicable Subsidiary is contesting in good faith the amount or validity thereof by appropriate proceedings and then only to the extent such Person has set aside on its books adequate reserves therefor;
(iii)Indebtedness of the Borrower arising under commercial paper obligations;
(iv)Indebtedness of the Borrower approved by PUCO (“Approved Indebtedness”);

(v)Indebtedness secured by Liens permitted under Section 8.2(a) [Liens];
(vi)Indebtedness entered into in connection with Interest Rate Hedges and Commodity Hedges; and
(vii)Indebtedness incurred under Section 8.2(b) [Assumptions or Guaranties of Indebtedness].
(viii)Other Agreements. If there exists an Event of Default or a Potential Default, amend any of the terms or conditions of any indenture, agreement, documents, note or other instrument evidencing, securing, or relating to any other Indebtedness permitted under Section 8.2(h) [Indebtedness].
(j)Prepayment of Other Loans. If there exists an Event of Default or Potential Default, make any prepayment of any principal of or interest on any Indebtedness (other than the Obligations) or any payment, prepayment, redemption, defeasance, sinking fund payment, other repayment or deposit for the purpose of any such prepayment.
(k)Change of Fiscal Year. Change its fiscal year.
(l)Subordination of Claims. If there exists an Event of Default or Potential Default, subordinate or permit to be subordinated any present or future claim against or obligation of another Person, except as ordered in a bankruptcy or similar creditors’ remedy proceeding of such other Person.
(m)Dividends. If there exists an Event of Default or Potential Default, declare or make payment of dividends to holders of common equity interests of the Borrower; provided that Subsidiaries may pay dividends to the Borrower or to Subsidiaries that are wholly owned by the Borrower.
(n)Financial Covenant. Permit the ratio, determined as of the end of each of its fiscal quarters, of (i) Consolidated Total Debt to (ii) Consolidated Total Capitalization to be greater than 0.67 to 1.00.
(o)Affiliates. Enter into any transaction (including, without limitation, the purchase or sale of any property or service) with, or make any payment or transfer to, any Affiliate except (i) in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms’-length transaction or (ii) for the payment of dividends pursuant to Section 8.2(m).
(p)Investments and Acquisitions. Make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person or consummate an LLC Division, except:
(i)Cash Equivalent and Short-Term Investments.
(ii)Investments in Subsidiaries and other Investments, in each case in existence on the date hereof and described in Schedule 8.2(p).
(iii)Investments in Persons principally engaged in a field of enterprise engaged in by the Borrower and its Subsidiaries on the date hereof and any other field of enterprise substantially related, ancillary or complementary thereto.
(iv)other Investments not exceeding $25,000,000 in the aggregate outstanding at any time.
(v)so long as no Potential Default shall have occurred and be continuing, the Borrower may make intercompany loans to any of its Affiliates (other than a direct or indirect Subsidiary), if at the time of such action (and taking into account such action), either (A) (x) the ratio of Consolidated Total Debt to Consolidated Total Capitalization of Parent is not greater than 0.67 to 1.00 and (y) the ratio of Consolidated EBITDA to Consolidated Interest Charges of Parent is not less than 2.5 to 1.00, or (B) Parent’s senior unsecured long-term debt at the time of such action shall be at least Investment Grade.
(q)Certain Restrictions. Directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make other distributions on its capital stock owned by the Borrower or any Subsidiary, or pay any Indebtedness owed to the Borrower or any Subsidiary (other than customary limits imposed by corporate law and fraudulent conveyance statutes), (b) make loans or advances to the Borrower or (c) transfer any of its assets or properties to the Borrower, except for such encumbrances or restrictions existing by reason of or under (i) applicable law, (ii) this Agreement and the other Loan Documents, (iii) customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the capital stock of such Subsidiary and (iv) restrictions binding on any Subsidiary on the date it becomes a Subsidiary, provided such restrictions were not created in contemplation of such Person becoming a Subsidiary.
8.3Reporting Requirements. The Borrower will furnish or cause to be furnished to the Administrative Agent and each of the Lenders:
(a)Quarterly Financial Statements. As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of the Borrower, consisting of a consolidated balance sheet as of the end of such fiscal quarter and related consolidated statements of income, stockholders’ equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President, any Vice President, Chief Financial Officer, Controller, Treasurer,

or Assistant Treasurer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.
(b)Annual Financial Statements. As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower, audited financial statements of the Borrower consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, stockholders’ equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing reasonably satisfactory to the Administrative Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the payment or performance of any covenant, agreement or duty of any the Borrower under any of the Loan Documents.
(c)Certificate of the Borrower. Concurrently with the financial statements of the Borrower furnished to the Administrative Agent and to the Lenders pursuant to Sections 8.3(a) [Quarterly Financial Statements] and 8.3(b) [Annual Financial Statements], a certificate (each a “Compliance Certificate”) of the Borrower signed by the Chief Executive Officer, President, any Vice President, Chief Financial Officer, Controller, Treasurer, or Assistant Treasurer of the Borrower, in the form of Exhibit 8.3.
(d)Notices.
(i)Default. Promptly after any officer of the Borrower has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by an Authorized Officer setting forth the details of such Event of Default or Potential Default and the action which the Borrower proposes to take with respect thereto.
(ii)Litigation. Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against the Borrower or any Subsidiary of the Borrower which involve a claim or series of claims which could reasonably be expected to result in liability in excess of $25,000,000 or which if adversely determined would constitute a Material Adverse Change.
(iii)Organizational Documents. Promptly and in any event within five dates thereafter, any amendment to the Articles of Incorporation or Bylaws of the Borrower.
(iv)Erroneous Financial Information. Promptly in the event that the Borrower or its accountants conclude or advise that any previously issued financial statement, audit report or interim review should no longer be relied upon or that disclosure should be made or action should be taken to prevent future reliance.

(v)ERISA Event. Promptly upon the occurrence of any ERISA Event.
(vi)Preferred Stock Filing. Promptly, written notice of any filing with PUCO to seek authority to issue any preferred stock;
(vii)Ratings Change. Promptly thereafter, any announcement by a Rating Agency of any change in a Rating; and
(viii)Other Reports. Promptly upon their becoming available to the Borrower:
A.Management Letters. Any reports including management letters submitted to the Borrower by independent accountants in connection with any annual, interim or special audit.
B.Other Information. Such other reports and information as any of the Lenders may from time to time reasonably request.
8.4Other Additional Information. Provide to the Administrative Agent and the Lenders: (i) reserved; (ii) reserved; and (iii) such information and documentation as may reasonably be requested by the Administrative Agent or any Lender from time to time for purposes of compliance by the Administrative Agent or such Lender with applicable Laws (including without limitation the USA PATRIOT Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Administrative Agent or such Lender to comply therewith.
9.DEFAULT
9.1Events of Default. An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):
(a)Payments Under Loan Documents. The Borrower shall fail to pay any principal of the Term Loan, on the date on which such principal is due or any interest on the Term Loan or any other amount owing hereunder or under the other Loan Documents within five (5) Business Days of the date on which such interest or other amount becomes due in accordance with the terms hereof or thereof;
(b)Breach of Warranty. Any representation or warranty made at any time by the Borrower herein or in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;
(c)Breach of Negative Covenants or Visitation Rights. The Borrower shall default in the observance or performance of any covenant contained in Section 8.1(a) [Preservation of Existence], Section 8.1(e) [Visitation Rights], Section 8.1(i) [Anti-Corruption

Laws; Anti-Money Laundering Laws; and International Trade Laws ] or Section 8.2 [Negative Covenants];
(d)Breach of Other Covenants. The Borrower shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of thirty (30) days;
(e)Defaults in Other Agreements or Indebtedness. A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which the Borrower or any Subsidiary of the Borrower may be obligated as a borrower or guarantor in excess of $25,000,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any Indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any Indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;
(f)Final Judgments or Orders. Any final judgments or orders for the payment of money in excess of $50,000,000 in the aggregate shall be entered against the Borrower by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) consecutive days from the date of entry;
(g)Loan Document Unenforceable. Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party’s successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;
(h)Uninsured Losses; Proceedings Against Assets. There shall occur any material uninsured damage to or loss, theft or destruction of any assets of the Borrower in excess of $50,000,000 or the Borrower’s assets in excess of $50,000,000 are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;
(i)Events Relating to Plans and Benefit Arrangements. (i) An ERISA Event occurs which has resulted or could reasonably be expected to result in liability of Borrower (a) under Title IV of ERISA to a Pension Plan, Multiemployer Plan or the PBGC, (b) to the IRS under Chapter 43 of the Code or to the U.S. Department of Labor, PBGC or other person under Sections 406, 409, 502(c)(i) or (l), or 4071 of ERISA, or (c) to the IRS because of the failure of any “welfare benefit plan” (as described in Section 3(1) of ERISA) sponsored or maintained by the Borrower or any ERISA Affiliate that provides insured medical benefits, to satisfy the non-discrimination requirements of Section 105 of the Code, in each case in an aggregate amount in excess of $50,000,000, or (ii) the Borrower fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $50,000,000;
(j)Change of Control. There occurs any Change of Control, other than a Change of Control resulting from the pledge (but not the foreclosure, any transfer-in-lieu of foreclosure or any other transfer except as collateral security) by AES or a subsidiary of AES of any equity interest in the Parent or the Borrower to secure its corporate obligations;
(k)Reserved.; or
(l)Relief Proceedings. (i) A Relief Proceeding shall have been instituted against any the Borrower or any Subsidiary of the Borrower and such Relief Proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such Relief Proceeding, (ii) the Borrower or any Subsidiary of the Borrower institutes, or takes any action in furtherance of, a Relief Proceeding, or (iii) any Borrower or any Subsidiary of the Borrower ceases to be Solvent or admits in writing its inability to pay its debts as they mature.
9.2Consequences of Event of Default.
(a)Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Sections 9.1(a) through 9.1(k) shall occur and be continuing, the Lenders and the Administrative Agent shall be under no further obligation to make or continue or convert any portion of the Loan and the Administrative Agent may, and upon the request of the Required Lenders, shall by written notice to the Borrower, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived; and
(b)Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Section 9.1(l) [Relief Proceedings] shall occur, the Lenders shall be under no further obligations to make or continue or convert the Loan hereunder and the unpaid principal amount of the Loan then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and
(c)Set-off. If an Event of Default shall have occurred and be continuing, each Lender, and each of its respective Affiliates and any participant of such Lender or Affiliate which has agreed in writing to be bound by the provisions of Section 5.3 [Sharing of Payments] is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, or any such Affiliate or participant to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender, Affiliate or participant, irrespective of whether or not such Lender, Affiliate or participant shall have made any demand under this Agreement or any other Loan Document and although such Obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such Indebtedness. The rights of each Lender and its respective Affiliates and participants under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, or its respective Affiliates and participants may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application; and
(d)Application of Proceeds. From and after the date on which the Administrative Agent has taken any action pursuant to this Section 9.2 and until all Obligations of the Borrower have been Paid In Full, any and all proceeds received by the Administrative Agent from the exercise of any other remedy by the Administrative Agent, shall be applied as follows:
(i)first, to reimburse the Administrative Agent and the Lenders for out-of-pocket costs, expenses and disbursements, including reasonable attorneys’ and paralegals’ fees and legal expenses, incurred by the Administrative Agent or the Lenders in connection with collection of any Obligations of the Borrower under any of the Loan Documents, including advances made by the Administrative Agent for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the assets of the Borrower;
(ii)second, to the repayment of all Obligations then due and unpaid of the Borrower to the Lenders or their Affiliates incurred under this Agreement, whether of principal, interest, fees, expenses or otherwise, in such manner as the Administrative Agent may determine in its discretion; and
(iii)the balance, if any, as required by Law.
(e)Enforcement of Rights and Remedies. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with this Section 9.2 for the benefit of all the Lenders; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) any Lender from exercising setoff rights in accordance with Section 9.2(c) (subject to the terms of Section 5.3 [Sharing of Payments by Lenders]), or (iii) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower under any Insolvency Proceeding; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (1) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to this Section 9.2(e), and (2) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 5.3 [Sharing of Payments by Lenders], any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
10.THE ADMINISTRATIVE AGENT
10.1Appointment and Authority. Each of the Lenders hereby irrevocably appoints PNC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 10 are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as a third party beneficiary of any of such provisions.
10.2Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
10.3Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;
(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and
(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.1 [Modifications, Amendments or Waivers] and 9.2 [Consequences of Event of Default]) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Administrative Agent by the Borrower or a Lender.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
10.4Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
10.5Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 10 shall apply to any such sub agent and to the Related Parties of the Administrative Agent and

any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
10.6Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with approval from the Borrower (so long as no Event of Default has occurred and is continuing), to appoint a successor, such approval not to be unreasonably withheld or delayed. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders appoint a successor Administrative Agent; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 10.6. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 10 and Section 11.3 [Expenses; Indemnity; Damage Waiver] shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
10.7Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
10.8No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Bookrunner, Joint Lead Arranger, and Syndication Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.
10.9Administrative Agent’s Fee. The Borrower shall pay to the Administrative Agent a nonrefundable fee (the “Administrative Agent’s Fee”) under the terms of a letter (the “Administrative Agent’s Letter”) between the Borrower and Administrative Agent, as amended from time to time.
10.10No Reliance on Administrative Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Money Laundering Law, any Anti-Corruption Law, or any International Trade Law, including any programs involving any of the following items relating to or in connection with any of the Borrower, its Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws.
10.11    Erroneous Payments.
(a)If the Administrative Agent notifies a Lender, or any Person who has received funds on behalf of a Lender, such Lender (any such Lender or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)Without limiting immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender, such Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.11(b).

(c)Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loan (but not its Commitments) of the relevant class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loan (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption Agreement with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loan to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loan subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any portion of the Loan acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e)The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.

(f)To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine

(g)Each party’s obligations, agreements and waivers under this Section 10.11 shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

11.MISCELLANEOUS
11.1Modifications, Amendments or Waivers. With the written consent of the Required Lenders, the Administrative Agent, acting on behalf of all the Lenders, and the Borrower, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Borrower hereunder or thereunder, or may grant written waivers or consents hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Borrower; provided, that no such agreement, waiver or consent may be made which will:
(a)Increase of Commitment. Increase the amount of the Term Loan Commitment of any Lender hereunder without the consent of such Lender;
(b)Extension of Payment; Reduction of Principal, Interest or Fees; Modification of Terms of Payment. Whether or not the Loan is outstanding, extend the Term Loan Maturity Date or the time for payment of principal or interest of the Loan or any fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by the Loan or reduce any fee payable to any Lender, without the consent of each Lender directly affected thereby; or
(c)Miscellaneous. Amend Section 5.2 [Pro Rata Treatment of Lenders], 10.3 [Exculpatory Provisions, Etc.] or 5.3 [Sharing of Payments by Lenders] or this Section 11.1, alter any provision regarding the pro rata treatment of the Lenders or requiring all Lenders to authorize the taking of any action or reduce any percentage specified in the definition of Required Lenders, in each case without the consent of all of the Lenders.
provided that no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent may be made without the written consent of such Administrative Agent, and provided, further that, if in connection with any proposed waiver, amendment or modification referred to in Sections 11.1(a) through 11.1(c) above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each a “Non-Consenting Lender”), then the Borrower shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 5.13 [Replacement of a Lender]. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

11.2No Implied Waivers; Cumulative Remedies. No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have.
11.3Expenses; Indemnity; Damage Waiver.
(a)Costs and Expenses. The Borrower shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Lender (including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loan made hereunder, including all such reasonable out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loan.
(b)Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or nonperformance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) the Loan or the use or proposed use of the proceeds therefrom, (iii) breach of representations, warranties or covenants of the Borrower under the Loan Documents, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, including any such items or losses relating to or arising under Environmental Laws or pertaining to environmental matters, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 11.3(b) [Indemnification by the Borrower] shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Sections (a) [Costs and Expenses] or 11.3(b) [Indemnification by the Borrower] to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.
(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Loan or the use of the proceeds thereof. No Indemnitee referred to in Section 11.3(b) [Indemnification by Borrower] shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e)Payments. All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.
11.4Holidays. Whenever payment of the Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 4.2 [Interest Periods]) and such extension of time shall be included in computing interest and fees, except that the Loan shall be due on the Business Day preceding the Term Loan Maturity Date if the Term Loan Maturity Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loan) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.
11.5Notices; Effectiveness; Electronic Communication.

(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.5(b) [Electronic Communications]), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier (i) if to a Lender, to it at its address set forth in its administrative questionnaire, or (ii) if to any other Person, to it at its address set forth on Schedule 1.1(B).
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 11.5(b) [Electronic Communications], shall be effective as provided in such Section.
(b)Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)Change of Address, Etc. Any party hereto may change its address, e mail address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.
11.6Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

11.7Duration; Survival. All representations and warranties of the Borrower contained herein or made in connection herewith shall survive the execution and delivery of this Agreement, the completion of the transactions hereunder and Payment In Full. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 5 [Payments] and Section 11.3 [Expenses; Indemnity; Damage Waiver], shall survive Payment In Full. All other covenants and agreements of the Borrower shall continue in full force and effect from and after the date hereof and until Payment In Full.
11.8Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder (including by way of an LLC Division) without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.8(b) [Assignments by Lenders], (ii) by way of participation in accordance with the provisions of Section 11.8(d) [Participations], or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.8(e) [Certain Pledges; Successors and Assigns Generally] (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.8(d) [Participations] and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loan at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.
A.in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loan at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
B.in any case not described in clause (i)(A) of this Section 11.8(b), the aggregate amount of the Commitment (which for this purpose includes the Loan outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the

Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of the Term Loan Commitment of the assigning Lender, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)Proportionate Amounts. Each partial assignment shall (a) be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, and (b) be made on a pro-rata basis relating to such Lender’s Term Loan Commitment.
A.Required Consents. No consent shall be required for any assignment except for the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed) and the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof.
(iii)Assignment and Assumption Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire provided by the Administrative Agent.
(iv)No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof.
(v)No Assignment to Natural Persons. No such assignment shall be made to a natural person (including, without limitation, holding companies, investment vehicles or trusts for, or owned and operated for the primary benefit of, a natural person).
Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section (c) [Register], from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.4 [Term SOFR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available], 5.8 [Increased Costs], and 11.3 [Expenses, Indemnity; Damage Waiver] with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.8(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.8(d) [Participations].
(c)Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a record of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loan owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Such register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is in such register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person (including, without limitation, holding companies, investment vehicles or trusts for, or owned and operated for the primary benefit of, a natural person) or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loan owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree (other than as is already provided for herein) to any amendment, modification or waiver with respect to Sections 11.1(a) [Increase of Commitment] or 11.1(b) [Extension of Payment, Etc.] that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.4 [Term SOFR Rate Unascertainable, Etc.], 5.8 [Increased Costs], 5.10 [Indemnity] and 5.9 [Taxes] (subject to the requirements and limitations therein, including the requirements under Section 5.9(g) [Status of Lenders] (it being understood that the documentation required under Section 5.9(g) [Status of Lenders] shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.8(b) [Assignments by Lenders]; provided that such Participant (A) agrees to be subject to the provisions of Section 5.13 [Replacement of a Lender] and Section 5.14 [Designation of a Different Lending Office] as if it were an assignee under Section 11.8(b) [Assignments by Lenders]; and (B) shall not be entitled to receive any greater payment under Sections 5.8 [Increased Costs] or 5.9 [Taxes], with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.13 [Replacement of a Lender] and Section 5.14 [Designation of Different Lending Office] with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.2(c) [Set-off] as though it were a Lender; provided that such Participant agrees to be subject to Section 5.3 [Sharing of Payments by Lenders] as though it were a Lender.
Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loan or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under United States Treasury Regulations Section 5f.103-1(c) and Proposed Regulations 1.163-5. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Certain Pledges; Successors and Assigns Generally. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
11.9Confidentiality.
(a)General. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan

Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (vii) with the consent of the Borrower or (viii) to the extent such Information (Y) becomes publicly available other than as a result of a breach of this Section or (Z) becomes available to the Administrative Agent, any Lender, or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.
(b)Sharing Information With Affiliates of the Lenders. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement to any such Subsidiary or Affiliate subject to the provisions of Section 11.9(a) [General].
11.10Counterparts; Integration; Effectiveness.
(a)Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e mail shall be effective as delivery of a manually executed counterpart of this Agreement.
11.11CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a)Governing Law. This Agreement shall be deemed to be a contract under the Laws of the State of New York without regard to its conflict of laws principles.
(b)SUBMISSION TO JURISDICTION. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)WAIVER OF VENUE. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION 11.11. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT ASSERT ANY SUCH DEFENSE.
(d)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.5 [NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION]. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
(e)WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS

AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
11.12USA Patriot Act Notice. Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Borrower in accordance with the USA Patriot Act.
11.13Certain ERISA Matters.
A.    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:
(1)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loan, the Commitments or this Agreement,
(2)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loan, the Commitments and this Agreement,
(3)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loan, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loan, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE

84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loan, the Commitments and this Agreement, or
(4)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
B.    In addition, unless either subclause (A)(1) in the immediately preceding Section 11.13(A) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in subclause (A)(4) in the immediately preceding Section 11.13(A), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loan, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
11.14Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(i)the effects of any Bail-in Action on any such liability, including, if applicable:
(ii)a reduction in full or in part or cancellation of any such liability;
(iii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(a)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

11.15No Advisory or Fiduciary Responsibility.
(a)In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Joint Lead Arrangers and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Administrative Agent, the Joint Lead Arrangers and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Administrative Agent, the Joint Lead Arrangers or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Joint Lead Arranger or Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and none of the Administrative Agent, the Joint Lead Arrangers or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Joint Lead Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and none of the Administrative Agent, the Joint Lead Arrangers or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Administrative Agent, the Joint Lead Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.
(b)The Borrower acknowledges and agrees that each Lender, each Joint Lead Arranger and any Affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, any of the Borrower, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender, Joint Lead Arranger or Affiliate thereof were not a Lender or Joint Lead Arranger or an Affiliate thereof (or an agent or any other person with any similar role under the facilities provided for hereunder) and without any duty to account therefor to any other Lender or Joint Lead Arranger, the Borrower or any Affiliate of the foregoing. Each Lender, each Joint Lead Arranger and any Affiliate thereof may accept fees and other consideration from the Borrower or any Affiliate thereof for services in connection with this Agreement, the facilities provided for hereunder or otherwise without having to account for the same to any other Lender or Joint Lead Arranger, the Borrower or any Affiliate of the foregoing.
[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE TO TERM LOAN AGREEMENT]
IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.
THE DAYTON POWER & LIGHT COMPANY

By: /s/ Dustin Illyes______________________
Name: Dustin Illyes
Title:     Treasurer

[SIGNATURE PAGE TO TERM LOAN AGREEMENT]
PNC BANK, NATIONAL ASSOCIATION,
individually and as Administrative Agent

By: /s/ Ingrid J. Pavilanis_____________
Name:    Ingrid J. Pavilanis
Title:     Vice President

[SIGNATURE PAGE TO TERM LOAN AGREEMENT]
U.S. BANK NATIONAL ASSOCIATION,
individually and as Syndication Agent

By: /s/ Kevin S. Murphy____________
Name: Kevin S. Murphy
Title:    Senior Vice President

[SIGNATURE PAGE TO TERM LOAN AGREEMENT]
THE HUNTINGTON NATIONAL BANK

By: /s/ Thomas E. Redmond____________
Name: Thomas E. Redmond
Title: Managing Director

[SIGNATURE PAGE TO TERM LOAN AGREEMENT]
M&T BANK

By: /s/ Stephen Hoffman__________
Name: Stephen Hoffman
Title: Managing Director

[SIGNATURE PAGE TO TERM LOAN AGREEMENT]
REGIONS BANK

By: /s/ Tedrick Tarver___________
Name: Tedrick Tarver
Title:    Director

SCHEDULE 1.1(B)
COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 1 - Commitments of Lenders and Addresses for Notices to Lenders

Lender	Term Loan Commitment	Ratable Share
Name: PNC Bank, National Association Address: 300 Fifth Avenue, 10th Floor Pittsburgh, PA 15222 Attention: Joseph McElhinny Email: joseph.mcelhinny@pnc.com Telephone: (412) 762-2480	$50,000,000.00	33.3333%
Name: U.S. Bank, National Association Address: 800 Nicollet Mall MS BC-MN-H19U Minneapolis, MN 55402 Attention: Syndication Services Email: SyndicatedLendingServices@usbank.com Telephone: 920-237-7601	$50,000,000.00	33.3333%
Name: The Huntington National Bank Address: 310 Grant Street Pittsburgh, PA 15219 Attention: Chris Olsen, Director Email: christopher.j.olsen@huntington.com Telephone: 724-579-3128	$20,000,000.00	13.3333%
Name: M&T Bank Address: One Post Office Square, 32nd Floor Boston, MA 02019 Attention: Stephen Hoffman, SVP shoffman@mtb.com Telephone: 781-265-9683	$15,000,000.00	10.00%
Name: Regions Bank Address: 625 South College Street Charlotte, NC 28202 Attention: Ted Tarver Email: Ted.tarver@regions.com Telephone: 980-287-2795	$15,000,000.00	10.00%
Total	$150,000,000	100.00%
Schedule 1.1(B) - 1

Term Loan CUSIP Number: 24001QAM3

SCHEDULE 1.1(B)
COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
Part 2 - Addresses for Notices to Borrower:
ADMINISTRATIVE AGENT
Name: PNC Bank, National Association
Address: 300 Fifth Avenue, 10th Floor
Pittsburgh, PA 15222
Attention: Joseph McElhinny

Telephone:    (412) 762-2480
E-mail:     joseph.mcelhinny@pnc.com

With a Copy To:

Agency Services, PNC Bank, National Association
Mail Stop: P7-PFSC-04-I
Address: 500 First Avenue
Pittsburgh, PA 15219
Attention:    Agency Services
Telephone:    (412) 762-6442
Telecopy:    (412) 762-8672

BORROWER:
The Dayton Power and Light Company d/b/a AES Ohio
Address: One Monument Circle
Indianapolis, IN 46204
Attention: Treasurer
Telephone:    (317) 864-5307
Email: dustin.illyes@aes.com

With a copy to:

The Dayton Power and Light Company d/b/a AES Ohio
Address: 1065 Woodman Drive
Dayton, OH 45432
Attention: General Counsel
Telephone: (937) 259-7103
Email: brian.hylander@aes.com

SCHEDULE 6.1(a)

QUALIFICATIONS TO DO BUSINESS

Entity                                Registrations

The Dayton Power and Light Company             Domestic: Ohio
d/b/a AES Ohio                        Foreign: Kentucky and
                                South Carolina

SCHEDULE 6.1(b)

SUBSIDIARIES AND OWNERS

Subsidiaries:

Jurisdiction of organization; Amount, percentage and type of such common equity interest
Name                            in Subsidiary

None

Rights to Acquire Equity Interests: None

Owner:

                            Amount, percentage and type of
                            such common equity interest
Name                            of Borrower

DPL Inc.                         41,172,173 shares of common stock
100% of the common equity interest of The Dayton Power and Light Company

Rights to Acquire Equity Interests: None

SCHEDULE 6.1(e)

LITIGATION

1.Notice of Potential Liability for Third Party Disposal Site

In December 2003, AES Ohio and other parties received notices that the EPA considered AES Ohio and other parties PRPs for the Tremont City Landfill site, located near Dayton, Ohio. On October 16, 2019, AES Ohio received another notice from the EPA claiming that AES Ohio is a PRP for the portion of the site known as the barrel fill. While a review by AES Ohio of its records indicates that it did not contribute hazardous materials to the site, AES Ohio is currently unable to predict the outcome of this matter.

2.Regulation of Waste Disposal

In 2002, AES Ohio and other parties received a special notice that the EPA considered AES Ohio to be a PRP for the clean-up of hazardous substances at a third-party landfill known as the South Dayton Dump (“Landfill”). Several of the parties voluntarily accepted some of the responsibility for contamination at the Landfill and, in May 2010, three of those parties, Hobart Corporation, Kelsey-Hayes Company and NCR Corporation (“PRP Group”), filed a civil complaint in Ohio federal court (the “District Court”) against AES Ohio and numerous other defendants, alleging that the defendants contributed to the contamination at the landfill and were liable for contribution to the PRP group for costs associated with the investigation and remediation of the site.

While AES Ohio was able to get the initial case dismissed, the PRP Group subsequently, in 2013, entered into an additional Administrative Settlement Agreement and Order on Consent (“ASAOC”) with the EPA relating to vapor intrusion and again filed suit against AES Ohio and other defendants. Plaintiffs also added an additional ASAOC they entered into in 2016 pertaining to the investigation and remediation of all hazardous substances present in the Landfill - potentially including undefined areas outside the original dump footprint - to the vapor intrusion trial proceeding. The 2013 vapor intrusion ASAOC settled in early 2020, but the 2016 ASAOC remains to be adjudicated.

3.AES Ohio ESP

Ohio law requires utilities to file either an ESP or MRO plan to establish SSO rates. AES Ohio is currently operating pursuant to ESP 4. From November 1, 2017 through December 18, 2019, AES Ohio operated pursuant to an approved ESP plan, which was initially approved on October 20, 2017 (ESP 3). On December 18, 2019, the PUCO approved AES Ohio's Notice of Withdrawal and reversion to its prior rate plan (ESP 1). Among other items, the PUCO Order approving the ESP 1 rate plan included reinstating the non-bypassable RSC Rider, which provided annual revenue of approximately $79.0 million. The OCC has appealed to the Ohio Supreme Court the PUCO’s decision approving the reversion to ESP 1 as well as argued for a refund of the RSC revenue dating back to August 2021. Oral argument regarding this appeal, which has been consolidated with the appeal regarding the Smart Grid Comprehensive Settlement described below, is expected but not yet scheduled.

4.Smart Grid Comprehensive Settlement

On October 23, 2020, AES Ohio entered into a Stipulation and Recommendation (the Settlement) with the staff of the PUCO, various customers and organizations representing customers of AES Ohio and certain other parties with respect to, among other matters, AES Ohio's applications pending at the PUCO for (i) approval of AES Ohio's plan to modernize its distribution grid (Smart Grid Phase 1), (ii) findings that DP&L passed the SEET for 2018 and 2019, and (iii) findings that AES Ohio's ESP 1 satisfies the SEET and the more favorable in the aggregate (MFA) regulatory test. On June 16, 2021, the PUCO issued their opinion and order accepting the stipulation as filed. The OCC appealed the final PUCO order to the Ohio Supreme Court on December 6, 2021. Oral arguments regarding this appeal, which have been consolidated with the appeal regarding the reversion to ESP 1 described above, are expected but not yet scheduled.

SCHEDULE 6.1(n)

ENVIRONMENTAL DISCLOSURES

1.Notice of Potential Liability for Third Party Disposal Site

In December 2003, AES Ohio and other parties received notices that the EPA considered AES Ohio and other parties PRPs for the Tremont City Landfill site, located near Dayton, Ohio. On October 16, 2019, AES Ohio received another notice from the EPA claiming that AES Ohio is a PRP for the portion of the site known as the barrel fill. While a review by AES Ohio of its records indicates that it did not contribute hazardous materials to the site, AES Ohio is currently unable to predict the outcome of this matter.

2.Regulation of Waste Disposal

In 2002, AES Ohio and other parties received a special notice that the EPA considered AES Ohio to be a PRP for the clean-up of hazardous substances at a third-party landfill known as the South Dayton Dump (“Landfill”). Several of the parties voluntarily accepted some of the responsibility for contamination at the Landfill and, in May 2010, three of those parties, Hobart Corporation, Kelsey-Hayes Company and NCR Corporation (“PRP Group”), filed a civil complaint in Ohio federal court (the “District Court”) against AES Ohio and numerous other defendants, alleging that the defendants contributed to the contamination at the landfill and were liable for contribution to the PRP group for costs associated with the investigation and remediation of the site.

While AES Ohio was able to get the initial case dismissed, the PRP Group subsequently, in 2013, entered into an additional Administrative Settlement Agreement and Order on Consent (“ASAOC”) with the EPA relating to vapor intrusion and again filed suit against AES Ohio and other defendants. Plaintiffs also added an additional ASAOC they entered into in 2016 pertaining to the investigation and remediation of all hazardous substances present in the Landfill - potentially including undefined areas outside the original dump footprint - to the vapor intrusion trial proceeding. The 2013 vapor intrusion ASAOC settled in early 2020, but the 2016 ASAOC remains to be adjudicated.

SCHEDULE 8.2(p)

EXISTING INVESTMENTS

Name	Description
Ohio Valley Electric Corporation (OVEC)	4.9% equity ownership interest

EXHIBIT A
ASSIGNMENT AND ASSUMPTION AGREEMENT
This Assignment and Assumption Agreement (the “Assignment and Assumption”) is dated as of the Effective Date specified below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] 2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (as amended, the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions specified in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if specified herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below, and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.    Assignor[s]:        ______________________________

1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
3 Select as appropriate.
4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

                ______________________________

2.    Assignee[s]:        ______________________________

                ______________________________
    [Assignee is an [Affiliate][Approved Fund] of [identify Lender]

3.    Borrower:        THE DAYTON POWER AND LIGHT COMPANY

4.    Administrative Agent:    PNC BANK, NATIONAL ASSOCIATION, as the administrative agent under the Loan Agreement

5.    Loan Agreement:    The $150,000,000 Loan Agreement dated as of August 14, 2024 among The Dayton Power and Light Company, the Lenders party thereto, and PNC Bank, National Association, as Administrative Agent.

6.     Assigned Interest[s]:

Assignor[s]	Assignee[s]	Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7.    Trade Date:        ______________]

[Page break]

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms specified in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]
[NAME OF ASSIGNOR]

By:______________________________
Title:

[NAME OF ASSIGNOR]

By:______________________________
Title:

ASSIGNEE[S]
[NAME OF ASSIGNEE]

By:______________________________
Title:

[NAME OF ASSIGNEE]

By:______________________________
Title:

[Consented to and] Accepted:

[NAME OF ADMINISTRATIVE AGENT], as
Administrative Agent

By: _________________________________
Title:

[Consented to:]

[NAME OF RELEVANT PARTY]

By: ________________________________
Title:

ANNEX 1
THE DAYTON POWER AND LIGHT COMPANY TERM LOAN AGREEMENT

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.Representations and Warranties.
        1.1    Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

        1.2.    Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it meets all the requirements to be an assignee under Section 11.8 [Successors and Assigns] of the Loan Agreement (subject to such consents, if any, as may be required thereunder), (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Loan Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section ___ thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

        2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

        3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the Law of the State of New York.

EXHIBIT B
TERM LOAN NOTE

$[_______________]    Pittsburgh, Pennsylvania
August 14, 2024
FOR VALUE RECEIVED, the undersigned, THE DAYTON POWER AND LIGHT COMPANY, an Ohio corporation (herein called the “Borrower”), hereby unconditionally promises to pay to the order of [______________] (the “Lender”), the lesser of (i) the principal sum of [____________] DOLLARS (US$[_________]), or (ii) the aggregate unpaid principal balance of all Term Loans made by the Lender to the Borrower pursuant to Section 3.2 of the Term Loan Agreement, dated as of August 14, 2024, among the Borrower, the Lenders now or hereafter party thereto and PNC Bank, National Association, as administrative agent for the Lenders (hereinafter referred to in such capacity as the “Administrative Agent”) (as amended, restated, modified, or supplemented from time to time, the “Credit Agreement”), together with all outstanding interest thereon on the Term Loan Maturity Date (as defined in the Credit Agreement). All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement and Section 1.1 of the Credit Agreement shall apply to this Term Loan Note.
The Borrower shall pay interest on the unpaid principal balance of each Term Loan from time to time outstanding from the date hereof at the rate or rates per annum and on the date(s) provided in the Credit Agreement. Subject to the provisions of the Credit Agreement, interest on this Term Loan Note will be payable pursuant to Section 4.1 of, or as otherwise provided in, the Credit Agreement. If any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken in accordance with the terms and provisions of the Credit Agreement. Payments of interest after an Event of Default shall be made in accordance with the terms and provisions of Section 4.3 of the Credit Agreement. Such interest rate will accrue before and after any judgment has been entered in accordance with the terms and provisions of the Credit Agreement.
Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature and shall be paid in accordance with the terms and provisions of Section 5.1 of the Credit Agreement.
This Term Loan Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement and the other Loan Documents, including the representations, warranties, covenants, conditions, security interests, if any, and Liens, if any, contained or granted therein. The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified. The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Term Loan Note.
The Borrower acknowledges and agrees that the Lender may at any time and in its sole discretion demand payment of all amounts outstanding under this Term Loan Note in accordance with the terms and provisions of the Credit Agreement.

This Term Loan Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns. All references herein to the “Borrower” and the “Lender” shall be deemed to apply to the Borrower and the Lender, respectively, and their respective successors and assigns as permitted under the Credit Agreement.
This Term Loan Note shall for all purposes be governed, by and construed and enforced in accordance with, the internal laws of the State of New York without giving effect to its conflicts of law principles.
All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement and Section 1.2 of the Credit Agreement shall apply to this Term Loan Note.
[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE 1 OF 1 TO TERM LOAN NOTE]
IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Term Loan Note by its duly authorized officers with the intention that it constitute a sealed instrument.
THE DAYTON POWER AND LIGHT COMPANY, an Ohio corporation
By:___________________________________
Name:_________________________________
Title:__________________________________

EXHIBIT C
FORM OF
INTEREST RATE ELECTION

TO:	PNC Bank, National Association, as Administrative Agent 300 Fifth Avenue, 10th Floor Pittsburgh, PA 15222 Telephone No.: (412) 762-2480 Attn: Joseph McElhinny
FROM:	The Dayton Power and Light Company, an Ohio corporation (the “Borrower”)
RE:
Term Loan Agreement (as it may be amended, restated, modified or supplemented, the “Loan Agreement”), dated as August 14, 2024, by and among the Borrower, the Lenders party thereto and PNC Bank, National Association, as administrative agent for the Lenders, (the “Administrative Agent”).

Capitalized terms not otherwise defined herein shall have the respective meanings given to them by the Loan Agreement.

A.
Pursuant to Section 3.7 [Interest Rate Elections] of the Loan Agreement, the undersigned Borrower irrevocably requests [check one line under 1.(a) below and fill in blank space next to the line as appropriate]:

	1(a)	________	Renewal of the Term SOFR Rate Option applicable to an outstanding Loan originally made on ________, 20__, OR
		________	Conversion of the Base Rate Option applicable to an outstanding Loan originally made on ________, 20__ to a Loan to which the Term SOFR Rate Option applies, OR
		________	Conversion of the Term SOFR Rate Option applicable to an outstanding Loan originally made on ________, 20__ to a Loan to which the Base Rate Option applies.
SUCH RENEWED OR CONVERTED LOAN SHALL BEAR INTEREST:
[Check one line under 1.(b) below and fill in blank spaces in line next to line]:
	1(b)(i)	________	Under the Base Rate Option. . OR
	(ii)	________	Under the Term SOFR Rate Option.
	2	Such Loan is in the principal amount of U.S. $_____________ or the principal amount to be renewed or converted is U.S. $__________________
[not to be less than $1,000,000 and in increments of $100,000 for each Borrowing Tranche under the Term SOFR Rate Option and not less than the lesser of $100,000 or the maximum amount available for Borrowing Tranches under the Base Rate Option.]

	3	[Complete blank below if the Borrower is selecting the Term SOFR Rate Option]:
Such Loan shall have an Interest Period of one Month:
B	As of the date hereof and the date of making the above-requested Loan (and after giving effect thereto): the Borrower performed and complied with all covenants and conditions of such Persons under the Loan Agreement and the other Loan Documents; all of the representations and warranties contained in Section 6 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects (unless any such representation or warranty is qualified to materiality, in which case such representation or warranty is true and correct in all respects), except for representations and warranties made as of a specified date (which were true and correct in all material respects, as applicable, as of such date); no Event of Default or Potential Default has occurred and is continuing or exists; the making of such Loan shall not contravene any Law applicable to the Borrower, any Subsidiary of the Borrower, or any Lender.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE 1 OF 1 TO BORROWER INTEREST RATE ELECTION]
The Borrower certifies to the Administrative Agent for the benefit of the Lenders as to the accuracy of the foregoing on ___________________, 20___.
BORROWER:

THE DAYTON POWER AND LIGHT COMPANY

By:___________________________________
Name:_________________________________
Title:__________________________________

EXHIBIT D-1
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Term Loan Agreement dated as of August 14, 2024 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among The Dayton Power and Light Company, and each lender from time to time party thereto.
Pursuant to the provisions of Section 5.9 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN if applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT D-2
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Term Loan Agreement dated as of August 14, 2024 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among The Dayton Power and Light Company, and each lender from time to time party thereto.
Pursuant to the provisions of Section 5.9 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code].
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN if applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT D-3
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Term Loan Agreement dated as of August 14, 2024 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among The Dayton Power and Light Company, and each lender from time to time party thereto.
Pursuant to the provisions of Section 5.9 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-8BEN if applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN if applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT D-4
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Term Loan Agreement dated as of August 14, 2024 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among The Dayton Power and Light Company, and each lender from time to time party thereto.
Pursuant to the provisions of Section 5.9 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-8BEN if applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN if applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT E
[FORM OF]
LOAN REQUEST

Date:     , 20

To: PNC Bank, National Association, as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Term Loan Agreement (as it may be amended, restated, modified or supplemented, the “Loan Agreement”), dated as August 14, 2024, by and among The Dayton Power and Light Company, an Ohio corporation (the “Borrower”), the Lenders party thereto and PNC Bank, National Association, as administrative agent for the Lenders, (the “Administrative Agent”)..

The undersigned hereby requests a Term Loan:

1.On      (a Business Day).

2.In the amount of $    .

3.Specify the Interest Rate Option of the Loan(s) to be borrowed:

Base Rate Option

Term SOFR Rate Option

4.The undersigned hereby irrevocably requests [check one box below and fill in blank space next to the box as appropriate]:

□Funds to be deposited into a PNC Bank account per our current standing instructions. Complete amount of deposit if not full loan advance amount:
$    , OR
□Funds to be wired per the following wire instructions:

Amount of Wire Transfer: $     Bank Name:      ABA:

Account Number:      Account Name:      Reference:

□Funds to be disbursed per the Funds Flow attached hereto as Annex 1.

[The Term Loan requested herein complies with the proviso to the first sentence of Section 3.1 of the Credit Agreement.]

[SIGNATURE PAGE 1 OF 1 TO LOAN REQUEST]
The Borrower certifies to the Administrative Agent for the benefit of the Lenders as to the accuracy of the foregoing on ___________________, 20___.
BORROWER:

THE DAYTON POWER AND LIGHT COMPANY

By:___________________________________
Name:_________________________________
Title:__________________________________

EXHIBIT 8.3
QUARTERLY COMPLIANCE CERTIFICATE
This certificate is delivered pursuant to Section 8.3(c) of that certain Term Loan Agreement (as it may be amended, restated, modified or supplemented, the “Loan Agreement”), dated as of August 14, 2024, by and among the Borrower, the Lenders party thereto and PNC Bank, National Association, as administrative agent for the Lenders, (the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Loan Agreement are used herein with the same meanings.
The undersigned officer, ____________________, the _______________ [President/Chief Executive Officer/Chief Financial Officer/Vice President/Controller/Treasurer/Assistant Treasurer] of the Borrower, in such capacity does hereby certify on behalf of the Borrower as of the quarter/year ended ____________, 20___ (the “Report Date”), as follows:
(1)    Financial Covenant (Section 8.2.(n)). As of the Report Date, the ratio of the Total Debt to Consolidated Total Capitalization of the Borrower and its Subsidiaries is _______________, which ratio is not greater than 0.67 to 1.00. Such ratio shall be computed as shown on the attached covenant compliance report.
(2)    Representations, Warranties and Covenants. The representations and warranties contained in Section 6 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date of this certificate with the same effect as though such representations and warranties had been made on the date hereof (except representations and warranties which expressly relate solely to an earlier date or time), and the Borrowers have performed and complied with all covenants and conditions of the Loan Agreement.
(3)    Event of Default or Potential Default. No Event of Default or Potential Default exists as of the date hereof.
[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE 1 OF 1 TO
QUARTERLY COMPLIANCE CERTIFICATE
IN WITNESS WHEREOF, the undersigned has executed this Certificate this _____ day of _________________, 20___.
THE DAYTON POWER AND LIGHT COMPANY

By:_________________________________
Name:_______________________________
Title:________________________________

Covenant Compliance Report
(to be attached)